Exhibit 10.86

ASSET PURCHASE AGREEMENT

ACQUISITION OF CERTAIN ASSETS OF

SYNBIOTICS CORPORATION

BY

DANAM ACQUISITION CORP.

AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

DREW SCIENTIFIC GROUP PLC

DATED: AUGUST 30, 2002

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ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT entered into as of the 30th day of August, 2002 among Drew Scientific Group PLC, a company organized under the laws of England and Wales (“Parent”), Danam Acquisition Corp., a Delaware corporation and an indirect, wholly owned subsidiary of Parent (“Buyer”) and Synbiotics Corporation, a California corporation (“Seller”).

RECITAL

WHEREAS, the Buyer wishes to acquire certain of the properties and assets of Seller relating to the development, manufacture and marketing of instruments and reagents used by veterinarians to measure animal blood chemistry information, operating under the names “ProChem” and “QVET” (together, the “Businesses”), and Seller wishes to convey such assets to Buyer, subject to the terms and conditions set forth in this Agreement (the “Transaction”).

WHEREAS, Seller is a party to that certain License Agreement dated February 25, 1998 with Microlab Systems, Inc., a Delaware corporation, a copy of which is attached hereto as Exhibit A, whereby Seller granted to Microlab an exclusive license in the human license field to certain of Seller’s patent and other intellectual property rights (the “Microlab License”) and such Microlab License comprises a portion of the properties and assets of Seller relating to the Businesses which Seller wishes to assign to Buyer and Buyer wishes to assume.

NOW, THEREFORE, in consideration for the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, in order to consummate said sale, the parties hereto agree as follows:

ARTICLE 1.    DEFINITIONS

1.1  Certain Defined Terms.    As used in this Agreement, the following terms shall have the following meanings:

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Agreement” or “this Agreement” means this Asset Purchase Agreement among Parent, Buyer and Seller (including the Exhibits and Schedules hereto) and all amendments hereto made in accordance with the provisions of Section 7.9 hereof.

“Basket Amount” means the sum of $15,000.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in Wilmington, Delaware.

“Code” means the Internal Revenue Code of 1986, as amended through the date hereof.

“Control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Encumbrance” means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance or adverse claim of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, but excluding Permitted Encumbrances.

“Governmental Authority” means any United States federal, state, local, supranational or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Intellectual Property” means (i) United States, international and foreign patents, patent registrations and applications and statutory invention registrations, (ii) trademarks, service marks, trade dress, logos, symbols, brand names, Internet domain names, trade names, d/b/a’s, assumed names and other source identifiers, including registrations and applications for registration thereof, (iii) published and unpublished works of authorship, whether copyrightable or not (including without limitation databases and other compilations of information), copyrights, and registrations and applications for registration thereof, and all renewals, extensions, restorations and reversions thereof, (iv) confidential and proprietary information, including trade secrets and know-how, including processes, databases, schematics, formulae, drawings, prototypes, models, designs and customer lists, (v) material computer software developed by or on behalf of a Person, or manufactured, distributed, sold, licensed or marketed by a Person, and (vi) all other intellectual or proprietary rights of a Person.

“Intellectual Property Contracts” shall mean all agreements to which Seller is a party entered into in connection with the conduct of the Businesses concerning Intellectual Property (other than over-the-counter “shrink-wrap” licenses and related agreements), including without limitation agreements granting Seller or its Affiliates rights to use Intellectual Property in the conduct of the Businesses, agreements granting rights to use Seller Intellectual Property, confidentiality agreements, trademark coexistence agreements, trademark consent agreements and nonassertion agreements to which Seller is a party and which relate to the conduct of the Businesses.

“Knowledge of Seller” or “Known to Seller” shall mean, with respect to any representation or warranty of Seller set forth in this Agreement, the actual or constructive knowledge or awareness of any of the executive officers of Seller, including, without limitation,

Paul Rosinack and Michael Green, to the extent such knowledge would have been obtained by due inquiry of the officers, directors or employees of Seller charged with responsibility for the particular matter that is the subject of such representation or warranty.

“Law” means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, Governmental Order, other requirement or rule of law that may be enforced by a Governmental Authority.

“Leased Real Property” means the real property located at 1721 Black River Road, Rome, New York 13440 leased by Seller, as tenant, from 1721 Black River Boulevard Corporation pursuant to an oral month-to-month lease and all other leasehold interests therein.

“Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking, that relate to or affect the Subject Assets or the Businesses

“Material Adverse Effect” means any circumstance, change in, or effect on any Person or its business that, individually or in the aggregate with any other circumstances, changes in, or effects on, any Person or its business is, or would be reasonably expected to be, materially adverse to such business or the assets or the financial condition or results of operations of such Person.

“Permitted Encumbrances” means such of the following to the extent they affect the Subject Assets or the Businesses and as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable; (b) Encumbrances imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than thirty (30) days and (ii) are not in excess of $25,000 in the case of a single property or $50,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any indebtedness, and (ii) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes and (e) Encumbrances arising out of or with respect to equipment leases and other personal property leases to which Seller is a party and pursuant to which any of the Subject Assets are bound.

“Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“Registered” shall mean issued, registered, renewed or the subject of a pending application.

“Seller Intellectual Property” means Intellectual Property owned by Seller and used in connection with the operation of the Businesses.

“Seller Systems” shall mean all computer hardware, software, systems and equipment of Seller material to or necessary to conduct the Businesses as they are currently conducted and located in Rome, New York.

“Subsidiary” means, with respect to a party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

“U.S. GAAP” means United States generally accepted accounting principles.

1.2  Other Definitions.    The meanings of the following additional terms can be found in the sections of this Agreement indicated below:

Term	Section
Assigned Contracts	Section 2.1
Assumed Liabilities	Section 2.2
Assumed Warranty Obligations	Section 2.2
Businesses	Preamble
Businesses’ Records	Section 2.1
Buyer	Preamble
Buyer Indemnified Parties	Section 6.2
Closing	Section 2.4
Closing Date	Section 2.4
Continuing Employees	Section 2.10
Dispute	Section 7.10
Environmental Law	Section 3.10
Environmental Permits	Section 3.10
ERISA	Section 3.14
Exchange Act	Section 3.3
Excluded Assets	Section 2.1
Indemnified Party	Section 6.4
Indemnifying Party	Section 6.4
Inventory	Section 2.1
IRS	Section 3.14

Loss	Section 6.2
Material Contracts	Section 3.11
Parent	Preamble
Promissory Note	Section 2.3
Purchase Price	Section 2.3
Securities Act	Section 3.3
Security Agreements	Section 2.8(a)(iv)
Seller	Preamble
Seller Accounts Receivable	Section 2.1
Seller Benefit Plans	Section 3.14
Seller Indemnified Parties	Section 6.3
Seller SEC Reports	Section 3.4
Seller Statements of Revenues and Expenses	Section 3.4
Seller Third Party Intellectual Property	Section 3.12
Statement of Assets	Section 3.4
Subject Assets	Section 2.1
Suit	Section 3.12
Third Parties	Section 2.2
Third Party Claims	Section 6.4
Transaction	Preamble
Warranty Cap	Section 2.2

ARTICLE 2.    PURCHASE AND SALE OF ASSETS.

2.1  Sale of Assets.

(a)  Subject to the provisions of this Agreement and except as expressly excluded in Section 2.1(b), Seller agrees to sell and Buyer agrees to purchase at the Closing, all of the personal properties, assets and business of Seller used in the operation of the Businesses, tangible and intangible, wherever located, including, without limitation, the following:

(i)  All of the current equipment, furnishings, fixtures, supplies and other personal property used in the operation of the Businesses, including, without limitation, the items identified on Schedule 2.1(a)(i) attached hereto;

(ii)  Subject to the provisions of this Agreement, all of Seller’s right, title and interest in and to all financial, accounting and other business records of Seller relating to the Businesses or any of the Subject Assets (the “Businesses’ Records”);

(iii)  (A) All of Seller’s rights and interests in and to the Seller Intellectual Property, including, without limitation, the Seller Intellectual Property identified on Schedule 2.1(a)(iii)(A); (B) all of Seller’s rights to use Seller Third Party Intellectual Property in Seller’s manufacture, sale or distribution of any products of the Businesses, if any, all of which licenses or other rights are identified on Schedule 2.1(a)(iii)(B); and (C) any Seller Intellectual Property under research or development prior to or on the Closing Date;

(iv)  All of the goodwill relating to the operation of the Businesses;

(v)  All of Seller’s rights and interests in and to the contracts identified on Schedule 2.1(a)(v) (“Assigned Contracts”);

(vi)  all inventory of products of the Businesses, including raw materials, work-in-progress and finished goods with respect thereto (“Inventory”);

(vii)  copies of the Businesses’ customer lists, customer records, customer files and histories, open customer invoices, lists of suppliers and vendors and all records relating thereto, historical purchase and sale records, records with respect to production, engineering, product development, costs, price lists, advertising matters, catalogues, photographs, sales and marketing materials, product materials, purchasing materials, camera-ready art, manufacturing and quality control records and procedures, research and development, files and data, media materials and plates and other records, in each case used in connection with the Businesses;

(viii)  any and all claims, deposits, prepayments, prepaid assets, refunds, causes of action, rights of recovery, rights of setoff and rights of recoupment related to the Businesses or the Subject Assets;

(ix)  to the extent their transfer is permitted by law, all consents, approvals, authorizations or other order of, action by, filing with or notification to any Governmental Authority related to the Businesses or the Subject Assets; and

(x)  all guarantees, warranties, indemnities and similar rights in favor of Seller with respect to the Businesses or any of the Subject Assets.

The assets, property and business of Seller to be sold to and purchased by Buyer under this Agreement are hereinafter sometimes referred to as the “Subject Assets.”

(b)  The following assets (the “Excluded Assets”) shall be excluded from the Subject Assets:

(i)  Accounts receivable generated in connection with the Businesses prior to and in existence as of the Closing Date (“Seller Accounts Receivable”);

(ii)  Inventory and supplies used in connection with the Businesses which are disposed of in the ordinary course of business prior to the Closing;

(iii)  Seller’s corporate franchise, stock record books, corporate record books containing minutes of meetings of directors and stockholders and such other records as have to do exclusively with Seller’s organization or stock capitalization not related primarily to the Businesses; and

(iv)  Any of Seller’s assets, whether tangible or intangible, not related to the operation of the Businesses.

2.2  Assumption of Liabilities.

(a)    Upon the sale and purchase of the Subject Assets, except as excluded in Section 2.2(b) hereof, Buyer shall assume and agree to pay or discharge when due the following:

(i)  All of the liabilities and obligations of Seller arising under leases related to equipment and personal property of the Businesses and the Leased Real Property, as identified on Schedule 2.2(a)(i);

(ii)  All of the liabilities and obligations of Seller arising under the unfilled portions of those sales orders from customers of the Businesses, as identified in Schedule 2.2(a)(ii), existing on the Closing Date;

(iii)  All of the liabilities and obligations of Seller arising under the unfilled portions of those purchase orders to vendors of the Businesses, as identified in Schedule 2.2(a)(iii), existing on the Closing Date;

(iv)  All of the liabilities and obligations of Seller arising under the Assigned Contracts, solely to the extent such obligations and liabilities arise and relate to events, acts or omissions occurring after the Closing Date and become due and payable after the Closing Date; and

(v)  Liabilities and obligations of Seller not in excess of Fifteen Thousand Dollars ($15,000) (the “Warranty Cap”), in the aggregate, arising under outstanding warranty service agreements of Seller in effect prior to the Closing and relating to, arising under or in respect of products of the Businesses sold within the twelve (12) months prior to the Closing (“Assumed Warranty Obligations”); provided, however, that the Warranty Cap shall not include, and Buyer shall be deemed to have assumed, any and all liabilities and obligations arising under outstanding warranty service agreements of Seller in effect prior to the Closing if such liability or obligation arises in respect of products of the Businesses for which Buyer (including any of Buyer’s employees, consultants or contractors and any customers of the Businesses acting at Buyer’s direction) has previously provided any service, upgrade or repair work of any kind.

The foregoing liabilities to be assumed by Buyer under this Agreement are hereinafter sometimes referred to as the “Assumed Liabilities.”

(b)    Except to the extent expressly assumed pursuant to Section 2.2(a) above, Buyer does not assume and shall not be liable for any debt, obligation, responsibility or liability of Seller, or any Affiliate of Seller, or any claim against any of the foregoing, whether known or unknown, contingent or absolute, or otherwise. Without limiting the foregoing sentence, Buyer shall have no responsibility with respect to the following, whether or not disclosed in a schedule hereto:

(i)  accounts payable or any other Liabilities of or relating to the Businesses arising prior to the Closing Date;

(ii)  Liabilities of Seller not related to or arising in connection with the Businesses;

(iii)  Liabilities for alleged infringement or other claimed violation or misuse of any Intellectual Property, including, without limitation, patents, trade secrets and other proprietary information, by Seller or any Affiliate of Seller based upon or originating in events occurring prior to the Closing Date;

(iv)  Liabilities resulting from or arising in connection with any alleged breach of contract based upon or originating in events occurring prior to the Closing Date;

(v)  Liabilities for taxes of any kind arising prior to the Closing Date, including taxes related to or arising from the transfers contemplated hereby;

(vi)  Liabilities to employees of Seller, whether for accident, disability or worker’s compensation insurance or benefits, benefits under any Seller Benefit Plans, back pay, accrued vacation or obligations related to or resulting from severance of employment by Seller;

(vii)  Liabilities incurred by Seller in connection with this Agreement and the transactions provided for herein, including counsel’s and accountant’s fees, filing fees, transfer and other taxes, and expenses pertaining to its liquidation or the performance by Seller of its obligations hereunder;

(viii)  Other than the Assumed Warranty Obligations, Liabilities arising out of the sale to or use by customers or others of any product of the Businesses manufactured, distributed or sold by Seller; and

(c)    The assumption of the Assumed Liabilities by Buyer hereunder shall be treated as independent of Buyer’s and Parent’s existing business and shall not enlarge any rights of third parties (“Third Parties”) under contracts or arrangements with Parent, Buyer or Seller or any of their respective Subsidiaries. Nothing herein shall prevent Buyer from contesting in good faith with any Third Parties any of the Assumed Liabilities; provided, however, that Buyer shall be solely responsible for any additional liabilities and obligations resulting from any such contest, including, without limitation, any and all fees, costs and expenses of its professional advisers and other agents and representatives.

2.3  Purchase Consideration.    In consideration of the sale by Seller to Buyer of the Subject Assets, Buyer agrees to assume the Assumed Liabilities and to deliver, or cause Parent to deliver to the Seller at the Closing a five-year, secured promissory note in the principal amount of Five Hundred Thousand Dollars ($500,000) and bearing interest at the rate of five percent (5%) per annum made payable to Seller in substantially the form attached hereto as

Exhibit B (the “Promissory Note”). In support of the Buyer’s obligations under the Promissory Note, Parent shall also deliver to Seller at the Closing a Guaranty in substantially the form attached hereto as Exhibit C (the “Guaranty”) duly executed by Parent pursuant to which Parent shall guarantee the obligations of Buyer under the Promissory Note. The Promissory Note shall be subject to the provisions of this Agreement and shall permit Buyer to offset against the outstanding principal amount thereof any indemnification obligations determined to be payable by Seller to Buyer under Article 6 hereof. Simultaneously with the Closing, Seller intends to assign the Promissory Note, the Security Agreements and the Guaranty to Comerica Bank—California pursuant to an Assignment of Note and Guaranty in substantially the form attached hereto as Exhibit D. The face amount of the Assumed Liabilities and the Purchase Shares are referred to herein collectively as the “Purchase Price”.

2.4  Time and Place of Closing.    The closing of the purchase and sale contemplated by in this Agreement (herein called the “Closing”) shall be effective as of August 31, 2002 or such other date as the parties hereto shall mutually agree (the “Closing Date”).

2.5  Transfer of Subject Assets.    At the Closing, Seller shall deliver or cause to be delivered to Buyer good and sufficient instruments of transfer transferring to Buyer title to all the Subject Assets, including bills of sale, assignments of trademarks and patents, and such other instruments of transfer as may be required. At the Closing, Buyer shall deliver or cause to be delivered to Seller good and sufficient instruments of assumption evidencing the assumption by Buyer of the Assumed Liabilities, and such other instruments of assumption as may be required. Such instruments of transfer and assumption (a) shall be in form and substance reasonably satisfactory to counsel for Buyer and Parent, and (b) shall effectively vest in Buyer good and marketable title to all the Subject Assets, free and clear of all Encumbrances, except for Permitted Encumbrances.

2.6  Delivery of Records and Contracts.    At the Closing, Seller shall deliver or cause to be delivered to Buyer the Assigned Contracts, with such assignments thereof and consents to assignments as are required pursuant to the terms of such Assigned Contracts and are necessary to assure the full benefit thereof. Seller shall also deliver to Buyer at the Closing all of the Businesses’ Records and Seller shall take all requisite steps to put Buyer in actual possession and operating control of the Subject Assets and the Businesses. After the Closing, Buyer shall afford to Seller and its accountants, attorneys and other representatives reasonable access to the Businesses’ Records and shall permit Seller to make extracts and copies therefrom for the purpose of preparing such tax returns, financial statements (including audited financial statements) and other reports and filings of Seller as may be required after the Closing and for other proper purposes approved by Buyer acting reasonably and in good faith.

2.7  Further Assurances.    Seller from time to time after the Closing at the request of Buyer (acting reasonably and in good faith) and without further consideration shall execute and deliver further instruments of transfer and assignment (in addition to those delivered under Sections 2.5 and 2.6), and take such other action as Buyer may reasonably require to more effectively transfer and assign to, and vest in, Buyer each of the Subject Assets and to carry out the purposes of this Agreement. Each of Buyer and Parent from time to time after the Closing at the request of Seller (acting reasonably and in good faith) and without further consideration shall execute and deliver further instruments of assumption (in addition to those delivered under

Section 2.6), and take such other action as Seller may reasonably require to more effectively evidence the assumption by Buyer of the Assumed Liabilities and to carry out the purposes of this Agreement. To the extent that the assignment of any lease, contract, commitment or right shall require the consent of other parties thereto, this Agreement shall not constitute an assignment thereof; however, Seller shall use its commercially reasonable, good faith efforts before and after the Closing to obtain any necessary consents or waivers required pursuant to the terms of such leases, contracts, commitments or rights. Nothing herein shall be deemed a waiver by Buyer of its right to receive at the Closing an effective assignment of each of the leases, contracts, commitments or rights of Seller which constitute a portion of the Subject Assets.

2.8  Other Closing Deliveries.

(a)  Seller Deliveries.    In addition to those other deliveries required pursuant to this Article 2, Seller shall deliver to the Parent at the Closing:

(i)  a certificate of the Secretary of Seller, certifying that the board of directors of Seller have duly adopted resolutions authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

(ii)  a copy of (a) the articles of incorporation, as amended, of Seller, certified by the Secretary or Assistant Secretary of Seller and (b) the by-laws of Seller, certified by the Secretary or Assistant Secretary of Seller;

(iii)  a good standing certificate for Seller from the Secretary of State of California dated as of a date not earlier than ten (10) Business Days prior to the Closing Date; and

(iv)  a Security Agreement and a Patent and Trademark Security Agreement between Seller and Buyer substantially in the forms attached hereto as Exhibit E (the “Security Agreements”).

(b)  Buyer and Parent Deliveries.    In addition to those other deliveries required pursuant to this Article 2, Parent and/or Buyer, as the case may be, shall deliver to Seller at the Closing:

(i)  a certificate of the Secretary or Assistant Secretary of Buyer and Parent, respectively, certifying that the boards of directors of Buyer and Parent have duly adopted resolutions authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

(ii)  a copy of (a) the certificate of incorporation, as amended, of Buyer, certified by the Secretary or Assistant Secretary of Buyer and (b) the by-laws of Buyer, certified by the Secretary or Assistant Secretary of Buyer;

(iii)  a good standing certificate for Buyer from the Secretary of State of Delaware as of a date not earlier than ten (10) Business Days prior to such Closing Date; and

(iv) the Security Agreements, executed by Buyer.

2.9  Allocation of Purchase Price.    The Purchase Price shall represent payment for the Subject Assets at the prices shown on a memorandum to be jointly prepared and initialed by the parties and delivered at the Closing or as soon thereafter as required information is made available. The prices reflected in said memorandum shall represent fair market values of the Subject Assets at the Closing, to the best of the knowledge and belief of the parties hereto, and the parties hereto agree that they will not take a position inconsistent with such allocation for Federal income tax purposes.

2.10  Employees.    As of the Closing Date, Buyer shall have the right to offer employment to any of those persons actively employed as of the Closing Date by Seller full time in the Businesses (the “Continuing Employees”) and as of the Closing Date, Seller shall terminate all of the Continuing Employees.

2.11  Correspondence, Seller Accounts Receivable, etc.    Each of Buyer and Parent agrees that, subsequent to the Closing, each of Buyer and Parent shall deliver or cause to be delivered to Seller, promptly after the receipt thereof and in the form received, all inquiries, correspondence and other items and materials received by either Buyer or Parent from any Person with respect to any of the Excluded Assets, including, without limitation, any and all Seller Accounts Receivable or any liabilities and obligations that are not Assumed Liabilities. Without limiting the generality of the foregoing, subsequent to the Closing, each of Buyer and Parent covenants and agrees to deliver on a weekly basis any notices, requests, invoices and the like with respect to accounts payable or trade payable that do not constitute Assumed Liabilities and any funds and any checks, notes, drafts and other instruments for the payment of money, duly endorsed by Buyer and Parent, received by either Buyer or Parent comprising payment of any accounts, notes or other Seller Accounts Receivable or otherwise constituting part of the Excluded Assets.

2.12  Public Announcements; Company Literature.    None of Parent, Buyer or Seller, or any officer, director, employee, representative or agent thereof, shall issue any press release or otherwise make any public statements with respect to the transactions contemplated by this Agreement, without the prior consent of Parent and Buyer (in the case of Seller) or Seller (in the case of Parent or Buyer), except as may be required by applicable law. If any party determines, with the advice of counsel, that it is required by applicable law to make this Agreement or any terms thereof public, it shall, consult with the other parties regarding such disclosure and seek confidential treatment for such terms or portions of this Agreement as may be requested by the other parties.

2.13  Certain Trademark Matters.    Buyer, Parent and Seller are each aware that, according to the records of the United States Patent and Trademark Office (the “USPTO”), the QVET Trademark (as hereinafter defined) was canceled effective July 13, 2003. As of the date hereof Seller has made application to refile the QVET Trademark with the USPTO and such application has been assigned the following serial number by the USPTO: Serial No. 78/159,605 (the “Application”). Seller covenants and agrees without further consideration to use its commercially reasonable best efforts to cause the QVET Trademark to be reinstated and to prosecute the Application. The drafting, filing and prosecution of the Application and related documents shall be the responsibility of Seller, subject to an obligation by Seller to keep Buyer and Parent informed of all material developments with respect to the foregoing activities. For purposes hereof, the “QVET Trademark” means the “QVET” trademark, registration no. 1902542, registered July 4, 1995.

ARTICLE 3.    REPRESENTATIONS AND WARRANTIES OF SELLER.

As an inducement to Parent and Buyer to enter into this Agreement, Seller hereby represents and warrants to Parent and Buyer as of the date hereof as follows:

3.1  Organization, Authority and Qualification of Seller.    Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and Seller has all necessary corporate power and corporate authority to enter into this Agreement and to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The Seller is duly qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of the Businesses makes such qualification necessary except where failure to be so qualified would not have a Material Adverse Effect on the Businesses. The execution and delivery of this Agreement by Seller, the performance by Seller of its obligations hereunder and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer and Parent) constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms. Seller is not in violation of any of the provisions of its articles of incorporation or by-laws.

3.2  No Conflict.    Except as set forth on Schedule 3.2, assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 3.5 hereof, except as may result from any facts or circumstances relating solely to Parent or Buyer, the execution, delivery and performance of this Agreement by Seller does not and will not (a) violate, conflict with or result in the breach of any provision of the articles of incorporation or by-laws of Seller, (b) conflict with or violate any Law or Governmental Order applicable to Seller in the conduct of the Businesses or the Subject Assets (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Subject Assets pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument, obligation or arrangement to which Seller is a party or by which any of Subject Assets is bound or affected, except, with respect to clauses (b) and (c), as would not, individually or in the aggregate, have a Material Adverse Effect on the Businesses.

3.3  Governmental Consents and Approvals.    The execution, delivery and performance of this Agreement by Seller do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except for the applicable requirements, if any, of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and filings, if any, under applicable trademark and patent laws, and except to the extent that the failure to obtain any consent, approval, authorization or other order of or action by, or make any filing with or notification to any Governmental Authority would not, individually or in the aggregate, have a Material Adverse Effect on the Businesses.

3.4  Public Filings; Financial Statements.

(a)    Since December 31, 1998, Seller has filed with the SEC all required reports, schedules, forms, statements and other documents required under the Securities Act and the Exchange Act, (together with all other required reports, schedules, forms, statements and other such documents filed after the date hereof (the “Seller SEC Reports”)). As of their respective dates, the Seller SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Seller SEC Reports, and, except to the extent that information contained in any Seller SEC Report has been revised or superseded by a later filed Seller SEC Report, none of the Seller SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)    The financial statements of Seller included in the Seller SEC Reports, comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Seller and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments) and are consistent in all material respects with the books and records of Seller.

(c)  Seller has provided Buyer with (i) unaudited, internally prepared statements of historical revenues and expenses of Seller related to the Businesses as of December 31, 2001 for the twelve (12) month period then ended (collectively, the “Seller Statement of Revenues and Expenses”) and (ii) an unaudited, internally prepared statements of assets showing all assets of Seller used in the conduct of the Businesses as of December 31, 2001 (the “Statement of Assets”). The Seller Statements of Revenues and Expenses (i) fairly present in all material respects the revenues and expenses of Seller related to the Businesses as of the date thereof and for the period indicated, and (ii) are consistent in all material respects with the books and records of the Businesses. The Statement of Assets (i) fairly present in all material respects the assets of Seller used in the conduct of the Businesses as of the date thereof and (ii) are consistent in all material respects with the books and records of the Businesses.

3.5  No Undisclosed Liabilities    There are no Liabilities of Seller related to the Businesses which would constitute Assumed Liabilities hereunder, other than the Assumed Liabilities described in Section 2.2 hereof.

3.6  Absence of Certain Changes or Events    Except as expressly contemplated by this Agreement or as disclosed in Seller press releases, since December 31, 2001, there has not been (i) any change in the financial condition or results of operations of the

Businesses or the Subject Assets, that has had, or is reasonably likely to have, a Material Adverse Effect on the Businesses; or (ii) any damage, destruction or loss to any of the Subject Assets (whether or not covered by insurance) with respect to Seller having a Material Adverse Effect on the Businesses.

3.7  Conduct of the Business    Since December 31, 2001, except as contemplated by, or disclosed pursuant to, this Agreement, Seller has conducted the Businesses only in the ordinary course and in a manner consistent with past practices.

3.8  Litigation    There are no Actions by or against Seller and relating to the Businesses, or affecting any of the Subject Assets of Seller, pending before any Governmental Authority or, to the Knowledge of Seller threatened to be brought by or before any Governmental Authority. Neither Seller, in connection with the conduct of the Businesses, nor any of the Subject Assets, is subject to any Governmental Order (nor, to the Knowledge of Seller, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has or has had, individually or in the aggregate, a Material Adverse Effect on the Businesses.

3.9  Compliance with Laws    Seller is not in default or violation of any Law or Governmental Order (including, but not limited to, those of any quasi-governmental regulatory agency and including Environmental Laws), except for such defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect on the Businesses.

3.10 Environmental Matters.    The use and operation by Seller of all facilities and properties used in the Businesses are and at all times have been, in compliance with all applicable federal, state, foreign and local laws, statutes, rules, regulations and ordinances relating to environmental, human health and safety from pollution or other environmental degradation (“Environmental Law”), except for noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect on the Businesses, and no action, suit or proceeding under any Environmental Law has been filed, commenced, or, to the Knowledge of Seller, threatened with or against Seller alleging any failure to so comply. Seller has received and currently has in effect all permits, approvals, licenses or other authorizations required under any Environmental Law (“Environmental Permits”) required to allow it to conduct the Businesses as currently conducted, except where the failure to hold, receive or maintain in effect such Environmental Permits does not have a Material Adverse Effect on the Businesses.

3.11  Material Contracts.

(a)  Except as set forth in Schedule 3.11 hereto, there are no Assigned Contracts to which Seller is a party that are material to the Businesses of Seller (“Material Contracts”).

(b)  Each Material Contract is valid and binding on Seller, as applicable, and is in full force and effect. Seller is not in material breach of, or default under, any Material Contract.

(c)  To the Knowledge of Seller, no other party to any Material Contract is in breach thereof or default thereunder.

3.12  Intellectual Property.

(a)  Schedule 3.12 hereto contains a complete list of (i) Registered or material Seller Intellectual Property and (ii) Intellectual Property Contracts. Seller owns or is licensed or otherwise possesses legally enforceable rights to use Seller Intellectual Property, Seller Systems (and with respect to computer software constituting Seller Systems in both source code and object code form) that are used by Seller in the Businesses as currently conducted. Except as set forth in Schedule 3.12, all such rights are free of all Encumbrances (other than Permitted Encumbrances) and are fully assignable by Seller to Buyer, without payment, consent of any Person or other condition or restriction. Seller is not aware of any basis for invalidity or unenforceability of any Seller Intellectual Property or Intellectual Property Contracts, including any licenses, sublicenses and other agreements to which Seller is a party and pursuant to which Seller is authorized to use and assign (i) any third party Intellectual Property (other than over-the-counter “shrink-wrap” licenses and related agreements), including software mask or works, which is incorporated in, or is used to form a part of, any product of the Businesses, or (ii) any trade secret of a third party in or as to any product of the Businesses (the “Seller Third Party Intellectual Property”). To the Knowledge of Seller, all Seller Third Party Intellectual Property has been properly and validly licensed to Seller by the licensor of such property.

(b)  Seller is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in breach or violation of any Intellectual Property Contract. Except as set forth in Schedule 3.12 hereto, no suit, action, reissue proceeding, reexamination proceeding, opposition proceeding, cancellation, arbitration, mediation or other proceeding (collectively, “Suit”) is pending, and no written claims or written demands have been received by Seller or its officers or directors, or to the Knowledge of Seller, its employees or agents, with respect to Seller Intellectual Property or Seller Third Party Intellectual Property (to the extent arising out of any use, reproduction or distribution of such Seller Third Party Intellectual by or through Seller), and to the Knowledge of Seller, no such Suits or written claims or written demands have been threatened or asserted other than those which have been settled or otherwise fully resolved, as disclosed in Schedule 3.12 hereto. No Suit is pending, no written claims or demands have been received by, or threatened or asserted by or, to the Knowledge of Seller, against, Seller and Seller has no Knowledge of any valid grounds for any bona fide claims: (i) against Seller to the effect that Seller in the conduct of the Businesses infringes on any Intellectual Property; (ii) against the use of any Seller Intellectual Property or Seller Systems used in the Businesses as currently conducted by Seller; (iii) challenging the ownership, validity, enforceability or effectiveness of any Seller Intellectual Property; or (iv) challenging Seller’s license or legally enforceable right to use, or, to the Knowledge of Seller, the validity, enforceability or effectiveness of, Seller Third Party Intellectual Property. To the Knowledge of Seller, Seller is not violating and has not violated any Intellectual Property rights.

(c)  Except as set forth on Schedule 3.12, all Seller Intellectual Property is valid, subsisting and enforceable and has been properly maintained and renewed in accordance with all applicable laws and regulations in the U.S. and foreign countries where applicable. To the Knowledge of Seller, there has been and is no unauthorized use, disclosure, infringement, violation or misappropriation of any of Seller Intellectual Property or Seller Third Party Intellectual Property.

(d)  Except as set forth on Schedule 3.12, no Seller Intellectual Property has been abandoned, canceled or adjudicated invalid (excepting any expirations in the ordinary course), or is subject to any outstanding Governmental Order restricting in any manner the use or licensing thereof by Seller or adversely affecting Seller’s rights thereto. To the Knowledge of Seller, no Seller Third Party Intellectual Property has been abandoned, canceled or adjudicated invalid (excepting any expirations in the ordinary course), or is subject to any outstanding Governmental Order restricting in any manner the licensed use thereof by Seller or adversely affecting or reflecting Seller’s rights thereto. Except for contracts licensing Seller’s products executed in the ordinary course of business and in accordance with Seller’s past practices, Seller has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property relating to the Businesses.

(e)  No Suit is pending concerning any claim or position that Seller or, to the Knowledge of Seller, another Person has breached an Intellectual Property Contract. There exists no event, condition or occurrence which, with the giving of notice or lapse of time, or both, would constitute a breach or default by Seller or, to the Knowledge of Seller, another Person under any Intellectual Property Contract. No party to any Intellectual Property Contract has given Seller written notice of its intention to cancel, terminate or fail to renew any Intellectual Property Contract.

(f)  Except as set forth in Schedule 3.12 hereto, Seller has taken all reasonable measures to protect and preserve the validity and enforceability of Seller Intellectual Property. To the Knowledge of Seller, no trade secret or confidential information material to the Businesses of Seller has been misappropriated for the benefit of any person other than Seller or disclosed to any Persons other than employees or contractors of Seller who use such trade secret or confidential information in the ordinary course of employment or contract performance and who executed appropriate confidentiality agreements. Seller has no written or oral agreements with directors, officers, employees, contractors, agents or consultants with respect to the ownership of inventions, trade secrets or other works created by them as a result of which any such director, officer, employee, contractor, agent or consultant may have nonexclusive rights to the portions of Seller Intellectual Property so created by such individual.

(g)  No director, officer, employee, contractor, agent or consultant of Seller owns, directly or indirectly, in whole or in part, any Seller Intellectual Property that Seller has used, is presently using, or the use of which is reasonably necessary to its conduct of the Businesses as now conducted.

(h)  Seller has not deposited, nor is it obligated to deposit, any source code relating to Seller Systems into any source code escrows or similar arrangements and Seller is not under any contractual or other obligation to disclose the source code or any other material proprietary information relating to the Seller Systems or included in or related to the products of the Businesses to any third party.

(i)  To the Knowledge of Seller, all copyrightable works of authorship constituting Seller Intellectual Property were developed and authored as original works of authorship either by full-time employees of Seller or its stockholders within the normal scope of their employment as works for hire, or by third persons as works for hire under an express written agreement so stating or under a written agreement expressly transferring and assigning all rights to Seller.

3.13  Title to Properties; Condition of Properties; Absence of Encumbrances.

(a)  Set forth on Schedule 3.13 hereto is a complete list of (i) all Leased Real Property of Seller, (ii) machinery, equipment and other personal property with a fair market value in excess of Two Thousand Dollars ($2,000) used or owned by Seller in connection with the Businesses as of the date hereof, and (iii) leases under which Seller leases any personal property in connection with the Businesses at the date hereof with annual rental payments in excess of Fifteen Thousand Dollars ($15,000). Other than the Leased Real Property described on Schedule 3.13 hereto, Seller has no ownership or leasehold interest in any real property relating to the Businesses.

(b)  Except as set forth on Schedule 3.13, Seller has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of the Subject Assets, free and clear of any Encumbrances, except for Permitted Encumbrances.

(c)  The Subject Assets include all assets necessary to operate the Businesses in the same manner that the Businesses were operated by Seller prior to the Closing Date. All tangible Subject Assets, except for certain sales representative demonstration units and Inventory located in Lyon, France, are located in the State of New York.

(d)  All buildings, machinery and equipment used or owned by Seller in connection with the Businesses (i) are in operating condition, normal wear and tear excepted, are adequate for the uses to which they are being put, and have been adequately maintained, and (ii) to the Knowledge of Seller, conform in all material respects with all applicable ordinances, regulations and zoning, safety or other laws, and Seller does not know of any pending or threatened change of any such ordinance, regulation or zoning, safety or other law, and there is no pending or, to the Knowledge of Seller, threatened condemnation of, any such property.

3.14  Employee Benefit Matters; Labor Matters.

(a)  For purposes of this Agreement, “Seller Benefit Plans” means the following (but only to the extent they are applicable to or cover individuals employed by Seller in connection with the Businesses) (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which Seller is a party, with respect to which Seller has any obligation or which are maintained, contributed to or sponsored by Seller for the benefit of any current or former employee, officer or director of Seller, (ii) each employee benefit plan for which Seller could incur liability under Section 4069 of ERISA in the event such plan has been or was to be terminated, (iii) any plan in respect of which Seller could incur liability under Section 4212(c) of ERISA and (iv) any contracts or arrangements between Seller or any of its

Affiliates and any employee of Seller including, without limitation, any contracts or arrangements relating to a sale of Seller.

(b)  No Seller Benefit Plan provides health or life insurance benefits for retirees and no retirees of Seller currently receive health or life insurance benefits.

(c)  Each Seller Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (“IRS”) and each trust established in connection with any Seller Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter (or is reasonably expected to receive a determination letter) from the IRS that it is so exempt.

(d)  No Seller Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA or the minimum funding rules of ERISA or the Code and neither Seller, nor any other trade or business (whether or not incorporated) that is or was under “common control” with Seller (within the meaning of ERISA Section 4001) or with respect to which Seller could otherwise incur liability under Title IV of ERISA has sponsored or contributed to or been required to contribute to any such pension plan.

3.15  Brokers.    Except as set forth on Schedule 3.15, No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

3.16  Taxes.    Seller has filed or has obtained presently effective extensions with respect to all federal, state, county, local and foreign tax returns which are required to be filed by it, such returns are true and correct and all taxes shown thereon to be due and payable have been timely paid, other than those not delinquent. Federal tax returns of Seller have not been audited by the IRS and no controversy with respect to taxes of any type is pending or, to the Knowledge of Seller, threatened. Seller has withheld or collected from each payment made to its employees of the Businesses the amount of all taxes required to be withheld or collected therefrom and has paid all such amounts to the appropriate taxing authorities when due. Seller has not received any notice of deficiency or assessment of additional taxes and is not a party to any action or proceeding by any federal, state, local or foreign governmental authority for assessment or collection of taxes, assessments or other governmental charges.

ARTICLE 4.    REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

As an inducement to Seller to enter into this Agreement, Parent and Buyer jointly and severally represent and warrant to Seller as of the date hereof as follows:

4.1  Organization and Authority of Parent and Buyer.    Each of Parent and Buyer is a corporation duly organized, validly existing and, to the extent such concept applies, in good standing under the laws of the jurisdiction of its incorporation, has all necessary corporate power and corporate authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Buyer, the performance by Parent and Buyer of their respective obligations hereunder and the consummation by Parent and Buyer of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Parent and Buyer. This Agreement has been duly executed and delivered by Parent and Buyer, and (assuming due authorization, execution and delivery by Seller) constitutes the legal, valid and binding obligations of Parent and Buyer enforceable against Parent and Buyer in accordance with its terms. Neither Buyer nor Parent is in violation of any of the provisions of its respective organizational documents or certificate of incorporation and by-laws.

4.2  No Conflict.    Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.3 hereof, except as may result from any facts or circumstances relating solely to Seller, the execution, delivery and performance of this Agreement by Parent and Buyer does not and will not (a) violate, conflict with or result in the breach of any provision of the organizational documents of Parent or the certificate of incorporation or bylaws of Buyer, (b) conflict with or violate any Law or Governmental Order applicable to Parent or Buyer or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Parent or Buyer pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Parent or Buyer is a party or by which any of such assets or properties are bound or affected which, with respect to clauses (b) and (c) above, as would not, individually or in the aggregate, have a Material Adverse Effect on the ability of Parent or Buyer to consummate the transactions contemplated by this Agreement or to perform any of their respective obligations hereunder, including, without limitation, Buyer’s obligations under the Promissory Note and Security Agreements and Parent’s obligations under the Guaranty.

4.3  Ownership and Control of Buyer.

Buyer is an indirect, wholly owned subsidiary of Parent.

4.4  Governmental Consents and Approvals.    The execution, delivery and performance of this Agreement by Parent and Buyer do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except for filings with the U.S. Department of Commerce, Bureau of Economic Analysis, and except to the extent that the failure to obtain any consent, approval, authorization or other order of or action by, or make any filing with or notification to any Governmental Authority would not, individually or in the aggregate, have a Material Adverse Effect on Parent or Buyer.

4.5  Litigation.    There are no Actions by or against Parent or Buyer pending before any Governmental Authority or, to the knowledge of Parent or Buyer threatened to be brought by or before any Governmental Authority, which seek to restrain or enjoin (i) the consummation of the transactions contemplated hereby or (ii) the performance by either Buyer or Parent of any of their respective obligations hereunder, including, without limitation, Buyer’s obligations under the Promissory Note and Security Agreements and Parent’s obligations under the Guaranty. Neither Buyer nor Parent is subject to any Governmental Order (nor, to the knowledge of Buyer and Parent, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has or has had, individually or in the aggregate, a Material Adverse Effect on the on the ability of Parent or Buyer to consummate the transactions contemplated by this Agreement or to perform any of their respective obligations hereunder, including, without limitation, Buyer’s obligations under the Promissory Note and Security Agreements and Parent’s obligations under the Guaranty.

4.6  Brokers.    No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Buyer.

ARTICLE 5.    CONDITIONS TO TRANSACTION

5.1  Conditions to Each Party’s Obligation To Effect the Transaction.    The respective obligations of each party to this Agreement to effect the Transaction shall be subject to the satisfaction at or prior to the Closing of the condition that each of the parties shall have obtained authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity, the failure of which to file, obtain or occur is reasonably likely to have a Material Adverse Effect on Parent.

5.2  Additional Conditions to Obligations of Parent and Buyer.    The obligations of Parent and Buyer to effect the Transaction are subject to the satisfaction at or prior to the Closing of each of the following conditions:

(a)  Consents.    Seller shall have obtained and delivered to Parent and Buyer all material waivers, permits, consents, approvals or other authorizations necessary to be obtained by it to consummate the Transaction, and effect all material registrations, filings and notices necessary to be affected by it to consummate the Transaction.

(b)  Due Diligence.    Parent shall have completed its business, accounting, legal and environmental due diligence with respect to the Businesses and the Subject Assets and the results thereof shall have been satisfactory to Parent, in its sole and absolute discretion.

(c)  Other Deliveries.    Seller shall have executed and delivered the documents required by it to be executed and delivered by Seller pursuant to Article 2 hereof.

5.3  Additional Conditions to Obligations of Seller.    The obligation of Seller to effect the Transaction is subject to the satisfaction at or prior to the Closing of each of the following conditions:

(a)  Consents.    Parent and Buyer shall have obtained and delivered to Seller all material waivers, permits, consents, approvals or other authorizations necessary to be obtained by them to consummate the Transaction, and effected all material registrations, filings and notices necessary to be affected by them to consummate the Transaction.

(b)  Other Deliveries.    Buyer and Parent shall have executed and delivered the documents required by them to be executed and delivered by Buyer and/or Parent pursuant to Article 2 hereof.

ARTICLE 6.    INDEMNIFICATION

6.1  Survival of Representations and Warranties.    The representations and warranties of the respective parties contained in this Agreement and all statements contained in this Agreement, and all schedules hereto shall survive until the date that is eighteen (18) months after the date hereof, except with respect to the representations and warranties set forth in Section 3.10 (Environmental Matters) and Section 3.16 (Taxes), which shall survive the Closing until expiration of the applicable statute of limitations. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by either party, then the relevant representations and warranties of the other party shall survive as to such claim, until such claim has been finally resolved.

6.2  Indemnification by Seller.

(a)  Subject to the limitations in Section 6.5 below, Seller shall defend, indemnify and hold harmless each of Parent, Buyer, their Affiliates and their successors and assigns and the officers, directors, employees and agents of Parent, Buyer, their Affiliates and their successors and assigns (collectively, the “Buyer Indemnified Parties”) from and against all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys’ fees and expenses) actually suffered or incurred by any of them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter a “Loss”):

(i)  resulting from any breach of any of the representations or warranties made by Seller in or pursuant to this Agreement;

(ii)  resulting from any breach of any covenant or agreement made by Seller in or pursuant to this Agreement; and

(iii)  in respect of any liability or obligation of Seller not included in the Assumed Liabilities.

(b)  Any amount which is determined (either by mutual agreement of all of the parties hereto or by final resolution of a Dispute in accordance with Section 7.10 hereof after following the procedures set forth in Section 6.4 hereof) to be due and payable to any of the Buyer Indemnified Parties under Section 6.2(a) shall first be paid or otherwise satisfied by offset against the outstanding principal balance of the Promissory Note until the same has been exhausted. Any claims in excess of the amount available by offset against the Promissory Note may be covered by the Buyer Indemnified Parties from Seller by whatever remedy is available at law or equity.

6.3  Indemnification by Parent and Buyer.    Subject to the limitations in Section 6.5 below, Buyer and Parent shall jointly and severally indemnify and hold harmless each of Seller and its successors, officers, directors, employees and agents (collectively, the “Seller Indemnified Parties”) from and against all Losses incurred by them:

(i)  resulting from any breach of any of the representations or warranties made by Parent or Buyer in or pursuant to this Agreement;

(ii)  resulting from any breach of any covenant or agreement made by Parent or Buyer in or pursuant to this Agreement; and

(iii)  in respect of any liability or obligation that is an Assumed Liability.

6.4  Claims for Indemnification    Whenever a claim shall arise for indemnification under this Article 6 the party entitled to indemnification (the “Indemnified Party”) shall give notice to the other party (the “Indemnifying Party”) of any matter that the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement promptly, but in no event later than thirty (30) days, except with respect to any claim exceeding, or potential Loss reasonably likely to exceed, $50,000 (exclusive of legal fees) in which cases such notice shall not be later than ten (10) days, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and liabilities of the Indemnifying Party under this Article 6 with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article 6 (“Third Party Claims”) shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim following receipt by the Indemnified Party of such notice in the time frame provided above; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article 6 except to the extent the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article 6. The Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice that is reasonably acceptable to the Indemnified Party if the Indemnifying Party gives notice of its intention to do so to the Indemnified Party within ten (10) days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its reasonable discretion, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel at the expense of the Indemnifying Party. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party’s expense, all such witnesses, records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed.

6.5    Limits on Indemnification.

(a)  Notwithstanding anything to the contrary contained in this Agreement, the maximum amount of indemnifiable Losses which may be recovered from an Indemnifying Party arising out of or resulting from the causes enumerated in Sections 6.2 and 6.3 shall be Five Hundred Thousand Dollars ($500,000); and no Indemnifying Party shall be required to indemnify any Indemnified Party with respect to any claim for indemnification hereunder unless and until the aggregate amount of all claims against the Indemnifying Party hereunder exceeds the Basket Amount, and then only to the extent such aggregate amount exceeds the Basket Amount; provided, however, there shall be no application of the Basket Amount with respect to any Losses suffered by any Seller Indemnified Parties as a result of a claim for breach or declaration of an event of default or other similar claim by Copelco Capital (or its successors or assigns) arising out of or with respect to the matters set forth on Schedule 3.2 hereto.

(b)  Notwithstanding anything to the contrary elsewhere in this Agreement, Losses shall not include, and no Indemnifying Party shall, in any event, be liable to any other party for, any consequential, punitive or special damages (including, but not limited to, damages for lost profits).

ARTICLE 7.    GENERAL PROVISIONS

7.1  Waiver.    Seller and Buyer may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term, or a waiver of any other term, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

7.2  Expenses.    Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

7.3 Notices.    All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly delivered (i) five (5) business days after they are sent by registered or certified mail, return receipt requested, postage prepaid, (ii) two (2) business days via a reputable international overnight courier service for next business day delivery, or (iii) on the date of delivery if sent by hand or by facsimile, in each case to the following addresses and facsimile numbers (or at such other address or facsimile number for a party as shall be specified in a notice given in accordance with this Section 7.3):

(a)  if to Seller, to:

Synbiotics Corporation
11011 Via Frontera
San Diego, California 92127
Attention: Mr. Paul A. Rosinack
Telephone: 858-451-3771
Facsimile: 858-451-5719

with a copy to:

Brobeck, Phleger & Harrison LLP
12390 El Camino Real
San Diego, California 92130
Attention: Hayden J. Trubitt, Esq.
Telephone: 858-720-2750
Facsimile: 858-720-2555

(b)  if to Parent or Buyer:

Drew Scientific Group PLC
Park Road, Barrow In Furness
Cumbria LA14 4QR
United Kingdom
Attention: Michael J. Sipple-Asher
Telephone: 011 44 1229 432089
Facsimile: 011 44 1229 432096

with a copy to:

Brown Rudnick Berlack Israels
8 Clifford Street
London, W1S 2LQ
United Kingdom
Attention: Charles Crosthwaite, Esq.
Telephone: +44-20-7851-6000
Facsimile: +44-20-7851-6100

7.4  Headings.    The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

7.5  Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

7.6  Entire Agreement.    This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, among Seller, Parent and Buyer with respect to the subject matter hereof and thereof.

7.7  Assignment.    This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties; provided, however, no party hereto shall assign or delegate any of the rights or obligations created under this Agreement without the prior written consent of the other parties hereto, including, without limitation, Buyer’s obligations under the Promissory Note and Security Agreements and Parent’s obligations under the Guaranty, in each case, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Seller shall have no obligation to seek or obtain the consent of either Buyer or Parent (or any of their respective successors or assigns) pursuant to this Section 7.7 in the event of (a) an assignment of this Agreement to Comerica Bank—California or (b) any Seller Change of Control (as hereinafter defined). For purposes hereof, a “Seller Change of Control” shall mean: (i) a merger, consolidation, stock purchase or other transaction in which securities possessing more than fifty percent (50%) of the total combined voting power of Seller’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (ii) the sale, transfer or other disposition of all or substantially all of Seller’s assets.

7.8  No Third Party Beneficiaries.    Except for the provisions of Article 6 relating to Indemnified Parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.9  Amendment.    This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, Seller and Parent or (b) by a waiver in accordance with Section 7.1.

7.10  Governing Law and Venue.    THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (OTHER THAN CHOICE OF LAW PRINCIPLES THEREOF) APPLICABLE TO CONTRACTS TO BE PERFORMED WHOLLY IN SUCH STATE. With respect to the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby, and with respect to any and all claims, disputes, actions or proceedings (each a “Dispute”) arising in connection with this Agreement and the transactions contemplated hereby, the parties hereby (a) irrevocably submit to the jurisdiction of the federal courts of the United States of America located in Suffolk County, Massachusetts in the event of a Dispute initiated by Seller, any Seller Indemnified Party or any of their respective Affiliates; (b) irrevocably submit to the jurisdiction of the federal courts of the United States of America located in San Diego County, California in the event of a Dispute initiated by Buyer, Parent, any Buyer Indemnified Party or any of their respective Affiliates and (c) waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject to such jurisdiction or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such courts. The parties hereby consent to and grant any such court’s jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7.3, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

7.11  Counterparts.    This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, any one or more of which may be a faxed copy, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

7.12  Specific Performance.    The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

7.13  Bulk Sales Law.    Buyer waives compliance by Seller with the obligations imposed on vendors under the Bulk Sales Act, or the equivalent, as a result of the transactions contemplated by this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Seller, Parent and Buyer have caused this Agreement to be executed by their respective officers thereunto duly authorized, in each case as of the date first written above.

SYNBIOTICS CORPORATION

By:	/s/ PAUL A. ROSINACK
Paul A. Rosinack President & CEO

DANAM ACQUISITION CORP.

By:	/s/ MICHAEL J. S. ASHER
Michael J. S. Asher CEO

DREW SCIENTIFIC GROUP PLC

By:	/s/ DAVID BLAIN
David Blain Finance Director

ASSET PURCHASE AGREEMENT

List of Schedules

Schedule 2.1(a)(i) Personal Property
Schedule 2.1(a)(iii)(A) Intellectual Property
Schedule 2.1(a)(iii)(B) Third Party Licenses
Schedule 2.1(a)(v) Assigned Contracts
Schedule 2.2(a)(i) Assumed Lease Liabilities
Schedule 2.2(a)(ii) Assumed Sales Orders
Schedule 2.2(a)(iii) Assumed Purchase Orders
Schedule 3.2 Conflicts
Schedule 3.11 Material Contracts
Schedule 3.12 Intellectual Property
Schedule 3.13 Title to Properties; Condition of Properties; Absence of Encumbrances

Exhibit A

LICENSE AGREEMENT

THIS AGREEMENT, effective as of February 25, 1998 (EFFECTIVE DATE) between Prisma Acquisition Corp., a Delaware corporation, with headquarters offices at 1721 Black River Boulevard, Rome, New York 13440(“PAC”) and Microlab Systems, Inc., a Delaware corporation having offices at 130 East Main Street, Rochester, New York 14604 (“COMPANY”)

WITNESSETH

WHEREAS, under research programs funded by PAC, and by its predecessors in interest PAC owns full right, title and interest in an invention, know-how, trade secrets, copyrights and other intellectual property pertaining to the human clinical and diagnostic uses and applications of its product, known and sold as the ProChem system and components, parts, processes, and methods incorporated therein (“LICENSED PRODUCT”);

WHEREAS, PAC holds issued U.S. Patents Numbers: No. 5,128,104, No. 4,857,735 and No. 4,451,149 covering said invention together with its other intellectual property, in which all of the inventors’ rights, title and interest have been assigned to PAC’s predecessor and acquired by PAC;

WHEREAS, PAC represents to the best of its knowledge and belief that it is the owner of all rights, title and interest in said patent and other intellectual property and has the right and ability to grant the license hereinafter described;

WHEREAS, PAC is interested in licensing the LICENSED PRODUCT and thus benefiting the public and PAC by facilitating the dissemination of the results of its research in the form of useful LICENSED PRODUCTS for the human clinical and diagnostic markets only; and

WHEREAS, COMPANY desires to commercially develop, manufacture, use and distribute such LICENSED PRODUCTs for the human clinical and diagnostic markets throughout the world;

NOW THEREFORE, in consideration of the premises and of the faithful performance of the covenants herein contained, the parties hereto agree as follows:

1.    DEFINITIONS

1.1  The term “ACCOUNTING PERIOD” shall mean each three month period ending March 31, June 30, September 30 and December 31 of each year during the term hereof.

1.2  The term “AFFILIATE” shall mean any corporation or other legal entity other than COMPANY in whatever country organized, controlling, controlled by or under common control with COMPANY.

The term “control” means possession, direct or indirect, of the powers to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

1.3  The term “HUMAN LICENSE FIELD” shall mean the human clinical and diagnostic markets worldwide, excluding entirely and absolutely any applications in the animal or veterinary clinical and diagnostic or other animal or veterinary applications as such terms shall be broadly defined.

1.4  The term “CO-EXCLUSIVE LICENSE FIELD shall mean all markets worldwide, excluding the HUMAN LICENSE FIELD and excluding entirely and absolutely any applications in the animal or veterinary clinical and diagnostic or other animal or veterinary applications as such terms shall be broadly defined. “LICENSE FIELDS” shall mean the HUMAN LICENSE FIELD and the CO-EXCLUSIVE LICENSE FIELD.

1.5  The term “FIRST COMMERCIAL SALE” shall mean in each country the first sale of any LICENSED PRODUCT by COMPANY, its AFFILIATES or SUBLICENSEES, (a) following approval, when such approval is necessary, of the marketing of such LICENSED PRODUCT by the appropriate governmental agency for the country in which the sale is to be made, or (b) when such government approval is not required in a country, the first sale of such LICENSED PRODUCT in that country.

1.6  The term “SUBLICENSEE” shall mean any non-AFFILIATE third party licensed by COMPANY or by an AFFILIATE to make, have made, use or sell any LICENSED PRODUCT.

1.7  The term “NET SALES PRICE” shall mean the GROSS SALES PRICE as defined in (b)-(d) below received or deemed received by COMPANY or any of its AFFILIATES or SUBLICENSEES (“SELLERS”) for the sale or distribution of any LICENSED PRODUCT, less (to the extent appropriately documented) the following amounts actually paid out by COMPANY, its AFFILIATE or SUBLICENSEE or credited against the amounts received by them from the sale or distribution of LICENSED PRODUCT:

(a)  (i)  credits and allowances for price adjustment, rejection, or return of LICENSED PRODUCTS previously sold;

(ii)  rebates and cash discounts to purchasers allowed and taken;

(iii)  amounts for transportation, insurance, handling or shipping charges paid for the account of and invoiced to purchasers;

(iv)  taxes, duties and other governmental charges levied on or measured by the sale of LICENSED PRODUCTS, whether absorbed by COMPANY or paid by the purchaser so long as COMPANY’S price is reduced thereby, but not franchise or income taxes of any kind whatsoever;

(b)  For any bona fide sale to a bona fide customer by COMPANY or any of its AFFILIATES or SUBLICENSEES, the GROSS SALES PRICE shall be the gross billing price of the LICENSED PRODUCT.

(c)  If COMPANY or any of its AFFILIATES or SUBLICENSEES sell any LICENSED PRODUCT in a bona fide sale as a component of a combination of active functional elements, the GROSS SALES PRICE of the LICENSED PRODUCT shall be determined by multiplying the GROSS SALES PRICE of the combination by the fraction A over A + B, in which “A” is the GROSS SALES PRICE of the LICENSED PRODUCT portion of the combination when sold separately during the ACCOUNTING PERIOD in the country in which the sale was made, and “B” is the GROSS SALES PRICE of the other active elements of the combination sold separately during said ACCOUNTING PERIOD in said country. In the event that no separate sale of either such LICENSED PRODUCT or active elements of the combination is made during said ACCOUNTING PERIOD in said country, the GROSS SALES PRICE of the LICENSED PRODUCT shall be determined by multiplying the GROSS SALES PRICE of such combination by the fraction C over C + D, in which “C” is the standard fully-absorbed cost of the LICENSED PRODUCT portion of such combination, and “D” is the sum of the standard fully-absorbed costs of the other active elements component(s), such costs being arrived at using the standard accounting procedures of COMPANY which will be in accord with generally accepted accounting practices.

(d)  If a SELLER commercially uses or disposes of any LICENSED PRODUCT by itself (as opposed to a use or disposition of the LICENSED PRODUCT as a component of a combination of active functional elements) other than in a bona fide sale to a bona fide customer, the GROSS SALES PRICE hereunder shall be the price which would be then payable in an arm’s length transaction. If a SELLER commercially uses or disposes of any LICENSED PRODUCT as a component of a combination of active functional elements other than in a bona fide sale to a bona fide customer, the GROSS SALES PRICE of the LICENSED PRODUCT shall be determined in accordance with paragraph (c) above, using as the GROSS SALES PRICE of the combination that price which would be then payable in an arm’s length transaction.

(e)  Transfer of a LICENSED PRODUCT within COMPANY or between COMPANY and an AFFILIATE for sale by the transferee shall not be considered a sale, commercial use or disposition for the purpose of the foregoing paragraphs; in the case of such transfer the GROSS SALES PRICE shall be based on sale of the LICENSED PRODUCT by the transferee.

1.8  The term “PATENT RIGHT” shall mean the U.S. Patents numbers 5,128,104, No. 4,857,735 and No. 4,451,149, or the equivalent of such patent, including any division, continuation or any foreign patent application or Letters Patent or the equivalent thereof issuing thereon or reissue, reexamination or extension thereof. PATENT RIGHTS shall also include those claims in any continuation-in-part of the aforementioned patent which claim an invention described or claimed in-said patents.

1.9  The term “LICENSED PRODUCT” shall mean any article, device, composition, method or service, the manufacture, use, or sale of which

(a)  absent the licenses granted herein, would infringe a VALID CLAIM of any PATENT RIGHT, or

(b)  does not infringe a VALID CLAIM of any PATENT RIGHT licensed to COMPANY hereunder but the discovery, development,—manufacture or use of which employs TECHNOLOGICAL INFORMATION.

1.10  The term “TECHNOLOGICAL INFORMATION” shall mean any research data, designs, formulas, process information, manufacturing information current vendor lists, clinical data and other information pertaining to any invention or other intellectual property claimed or utilized in the design, manufacture, use, or operation of the LICENSED PRODUCT on the EFFECTIVE DATE.

1.11  The term “VALID CLAIM” shall mean any claim of any PATENT RIGHT that has not been (i) finally rejected or (ii) declared invalid by a patent office or court of competent jurisdiction in the applicable country in any unappealed and unappealable decision.

2.    LICENSE

2.1  PAC hereby grants COMPANY:

(a)  an exclusive, worldwide, perpetual, royalty-bearing license in the HUMAN LICENSE FIELD under PAC’s rights in PATENT RIGHTS to make, have made, make, have made modifications, upgrades, and derivatives, use and sell and have sold LICENSED PRODUCTS;

(b)  to the extent an exclusive license is not available to COMPANY in a country, a non-exclusive, royalty-bearing license in the HUMAN LICENSE FIELD under PATENT RIGHTS to make, have made, use and sell LICENSED PRODUCTS;

(c)  the right to sublicense PATENT RIGHTS exclusively and/or coexclusively licensed to COMPANY in the HUMAN LICENSE FIELD and/or the CO-EXCLUSIVE LICENSE FIELD(but not to persons who conduct, or whose Affiliates conduct, any animal or veterinary clinical or diagnostic business without the express written consent of PAC); and

(d)  a co-exclusive, worldwide, perpetual, royalty-bearing license in the CO-EXCLUSIVE LICENSE FIELD under PAC’s rights in PATENT RIGHTS to make, have made, make, have made modifications, upgrades, and derivatives, use and sell and have sold LICENSED PRODUCTS.

The above licenses to sell LICENSED PRODUCTS include the right to grant to the purchaser of LICENSED PRODUCTs from COMPANY, its AFFILIATES, and SUBLICENSEES the right to use such purchased LICENSED PRODUCTS in a method coming within the scope of PATENT RIGHT.

2.2  The granting of any license hereunder is subject to PAC’s right to make and to use and sell the subject matter described and claimed in PATENT RIGHT for all purposes and applications in the animal or veterinary markets or applications fields, which shall be broadly defined, and in the CO-EXCLUSIVE LICENSE FIELD.

2.3  Within three (3) months of EFFECTIVE DATE, upon request by COMPANY, PAC shall disclose to COMPANY, in confidence, TECHNOLOGICAL INFORMATION which COMPANY will be entitled to use to the extent such use does not infringe any patent not licensed to COMPANY hereunder.

2.4  PAC shall have the right to license any PATENT RIGHT to any other party for the purpose of manufacturing, using or selling of any LICENSED PRODUCT outside of the LICENSE FIELDS.

2.5  It is understood that nothing herein shall be construed to grant COMPANY a license express or implied under any patent owned solely or jointly by PAC other than the PATENT RIGHTS expressly licensed hereunder.

3.    FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHT

3.1  PAC shall be responsible for the preparation, filing, prosecution and maintenance of all patent applications and patents included in PATENT RIGHTS. COMPANY shall reimburse PAC for all reasonable costs (“Costs”) incurred by PAC for the preparation, filing, prosecution and maintenance of all PATENT RIGHTS with specific applicability and/or relevance to the human clinical and diagnostic markets as follows:

Subject to paragraph 3.2, for all Costs incurred by PAC from and after the EFFECTIVE DATE, COMPANY shall reimburse PAC upon receipt of invoices from PAC;

3.2  With respect to any PATENT RIGHT, each document or a draft thereof pertaining to the filing, prosecution, or maintenance of such PATENT RIGHT, including but not limited to each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent issuing from such application shall be provided to COMPANY as follows. Documents received from any patent office or counsel’s analysis thereof shall be provided promptly after receipt. For a document to be filed in any patent office, a draft of such document shall be provided sufficiently prior to its filing, to allow for review and comment by the other party. If as a result of the review of any such document, COMPANY shall elect not to pay or continue to pay the Costs for such PATENT RIGHT, COMPANY shall so notify PAC within thirty (30) days of COMPANY’s receipt of such document and COMPANY shall thereafter be relieved of the obligation to pay any additional Costs regarding such PATENT RIGHT incurred after the receipt of such notice by PAC. Such

U.S. or foreign patent application or patent shall thereupon cease to be a PATENT RIGHT hereunder and PAC shall be free to license its rights to that particular U.S. patent application or patent to any other party on any terms.

4.    ROYALTIES

4.1  Beginning with the FIRST COMMERCIAL SALE in any country, on all sales of LICENSED PRODUCTS anywhere in the world by COMPANY, its AFFILIATES or SUBLICENSEES, COMPANY shall pay PAC royalties in accordance with the following schedule, such undertaking and schedule having been agreed to for the purpose of reflecting and advancing the mutual convenience of the parties. For each LICENSED PRODUCT sold by COMPANY or its AFFILIATES and SUBLICENSEES:

Two percent (2%) of the NET SALES PRICE.

4.2  Only one royalty under paragraph 4.1 shall be due and payable to PAC by COMPANY for any LICENSED PRODUCT regardless of the number of PATENT RIGHTS covering such LICENSED PRODUCT.

4.3  In addition to the royalties provided for above, COMPANY shall pay PAC two percent ( 2%) of any and all non-royalty income, including without limitation license fees and milestone payments, received from its AFFILIATES and sublicensees in consideration for the sublicensing of any right or license granted to COMPANY hereunder.

4.4  The payments due under this Agreement shall, if overdue, bear interest until payment at a per annum rate equal to one percent (1%) above the Wall Street Journal prime rate in effect on the due date, not to exceed the maximum permitted by law. The payment of such interest shall not preclude PAC from exercising any other rights it may have as a consequence of the lateness of any payment.

5.    REPORTS AND PAYMENTS

5.1  COMPANY shall keep, and shall cause each of its AFFILIATES and SUBLICENSEES, if any, to keep full and accurate books of accounts containing all particulars that may be necessary for the purpose of calculating all royalties payable to PAC. Such books of account shall be kept at their principal place of business and, with all necessary supporting data shall, during all reasonable times for the three (3) years next following the end of the calendar year to which each shall pertain be open for inspection at reasonable times by PAC or its designee at PAC’s expense for the purpose of verifying royalty statements or compliance with this Agreement.

5.2  In each year the amount of royalty due shall be calculated annually as of the end of each ACCOUNTING PERIOD and shall be paid annually within the ninety (90) days next following such date, every such payment to be supported by the accounting prescribed in paragraph 5.3 and to be made in United States currency. Whenever conversion from any foreign currency shall be required, such conversion shall be at the rate of exchange thereafter published in the Wall Street Journal for the business day closest to the end of the applicable ACCOUNTING PERIOD.

5.3  With each annual payment, COMPANY shall deliver to PAC a full and accurate accounting to include at least the following information:

(a)  Quantity of each LICENSED PRODUCT sold or leased (by country) by COMPANY, and its AFFILIATES and SUBLICENSEES;

(b)  Total billings for each LICENSED PRODUCT (by country);

(c)  Quantities of each LICENSED PRODUCT used by COMPANY and its AFFILIATES and SUBLICENSEES;

(d)  Names and addresses of all SUBLICENSEES of COMPANY; and

(e)  Total royalties payable to PAC.

6.    INFRINGEMENT

6.1  PAC will protect its PATENT RIGHTS from infringement and prosecute infringers when, in its sole judgement, such action may be reasonably necessary, proper and justified.

6.2  If COMPANY shall have supplied PAC with written evidence demonstrating to PAC’s reasonable satisfaction prima facie infringement of a claim of a PATENT RIGHT by a third party in the LICENSE FIELDs, COMPANY may by notice request PAC to take steps to protect the PATENT RIGHT. PAC shall notify COMPANY within three (3) months of the receipt of such notice whether PAC intends to prosecute the alleged infringement. If PAC notifies COMPANY that it intends to so prosecute, PAC shall, within three (three) months of its notice to COMPANY either (i) cause infringement to terminate or (ii) initiate legal proceedings against the infringer. In the event PAC notifies COMPANY that PAC does not intend to prosecute said infringement COMPANY may, upon notice to PAC, initiate legal proceedings against the infringer at COMPANY’s expense and in PAC’s name if so required by law. No settlement, consent judgment or other voluntary final disposition of the suit which invalidates or restricts the claims of such PATENT RIGHTS may be entered into without the consent of PAC, which consent shall not be unreasonable withheld. COMPANY shall indemnify PAC against any order for payment that may be made against PAC in such proceedings.

6.3  In the event one party shall initiate or carry on legal proceedings to enforce any PATENT RIGHT against any alleged infringer in the LICENSE FIELDS, the other party shall fully cooperate with and supply all assistance reasonably requested by the party initiating or carrying on such proceedings. The party which institutes any suit to protect or enforce a PATENT RIGHT shall have sole control of that suit and shall bear the reasonable expenses (excluding legal fees) incurred by said other party in providing such assistance and cooperation as is requested pursuant to this paragraph. The party initiating or carrying on such legal proceedings shall keep the other party informed of the progress of such proceedings and said other party shall be entitled to counsel in such proceedings but at its own expense. Any award paid by third parties as the result of such proceedings (whether by way of settlement or otherwise) shall first be applied to reimbursement of the unreimbursed legal fees and expenses incurred by either party and then the remainder shall be divided between the parties as follows:

(a)  (i)  If the amount is based on lost profits, COMPANY shall receive an amount equal to the damages the court determines COMPANY has suffered as a result of the infringement less the amount of any royalties that would have been due PAC on sales of LICENSED PRODUCT lost by COMPANY as a result of the infringement had COMPANY made such sales; and

(ii)  PAC shall receive an amount equal to the royalties it would have received if such sales had been made by COMPANY; or

(b)  As to awards other than those based on lost profits, sixty (60) percent to the party initiating such proceedings and forty (40) percent to the other ply.

6.4  For the purpose of the proceedings referred to in this Article 6, PAC and COMPANY shall permit the use of their names and shall execute such documents and carry out such other acts as may be necessary. The party initiating or carrying on such legal proceedings shall keep the other party informed of the progress of such proceedings and said other party shall be entitled to counsel in such proceedings but at its own expense, said expenses to be off-set against any damages received by the party bringing suit in accordance with the foregoing paragraph 6.3.

7.    INDEMNIFICATION

7.1  (a)  COMPANY shall indemnify, defend and hold harmless PAC and its directors, shareholders, officers, medical and professional staff, employees, and agents and their respective successors, heirs and assigns (the “Indemnitees”), against any liability, damage, loss or expense (including reasonable attorney’s fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments arising out of any theory of LICENSED PRODUCT liability (including, but not limited to, actions in the form of tort, warranty, or strict liability) concerning any LICENSED PRODUCT, process or service made, used or sold pursuant to any right or license granted under this Agreement.

(b)  COMPANY’s indemnification under (a) above shall not apply to any liability, damage, loss or expense to the extent that it is directly attributable to the negligent activities, reckless misconduct or intentional misconduct of the Indemnitees.

(c)  COMPANY agrees, at its own expense to provide attorneys reasonably acceptable to PAC to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.

(d)  This paragraph 7.1 shall survive expiration or termination of this Agreement.

7.2  (a)  At such time as any LICENSED PRODUCT, process or service relating to, or developed pursuant to, this Agreement is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by COMPANY or by a licensee, affiliate or agent of COMPANY, COMPANY shall, at its sole cost and expense, procure and maintain comprehensive general liability insurance in amounts not less than $2,000,000 per incident and $2,000,000 annual aggregate and naming the Indemnitees as additional insureds. Such COMPANY liability insurance shall provide (i) LICENSED PRODUCT liability coverage and (ii) broad form contractual liability coverage for COMPANY’s indemnification under paragraph 8.1 of this Agreement. If COMPANY elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $250,000 annual aggregate) such self-insurance program must be acceptable to PAC. The minimum amounts of insurance coverage required under this paragraph 7.2 shall not be construed to create a limit of COMPANY’s liability with respect to its indemnification under paragraph 7.1 of this Agreement.

(b)  COMPANY shall provide PAC with written evidence of such insurance upon request of PAC. COMPANY shall provide PAC with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance; if COMPANY does not obtain replacement insurance providing comparable coverage prior to the expiration of such fifteen (15) day period, PAC shall have the right to terminate this Agreement effective at the end of such fifteen (15) day period without notice or any additional waiting periods.

(c)  This paragraph 7.2 shall survive expiration or termination of this Agreement.

7.3  OTHER THAN WARRANTIES SET FORTH HEREIN, PAC MAKES NOT WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY PATENT, TRADEMARK, SOFTWARE, TRADE SECRET, TANGIBLE RESEARCH PROPERTY, INFORMATION OR DATA LICENSED OR OTHERWISE PROVIDED TO COMPANY OR TO ANY THIRD PARTY HEREUNDER OR OTHERWISE AND HEREBY DISCLAIMS THE SAME.

8.    PRODUCT PURCHASE RIGHTS

8.1  COMPANY may from time to time request PAC to manufacture and sell to COMPANY, on terms mutually acceptable to the Parties, LICENSED PRODUCTS, including parts, subsystems, consumables, and components thereof. Upon any such request, the Parties shall negotiate to determine whether they can agree on terms for such manufacture and sale. Absent such agreement, PAC shall have no obligation to manufacture and sell LICENSED PRODUCTS to COMPANY.

9.    TERMINATION

9.1  If either party shall fail to faithfully perform any of its obligations under this Agreement, the nondefaulting party may give written notice of the default to the defaulting party. Unless such default is corrected within ninety (90) days after such notice, the notifying party may terminate this Agreement and the license hereunder upon thirty (30) days prior written notice, provided that only one such ninety (90) day grace period shall be available in any twelve (12) month period with respect to a default of any particular provision hereunder. Thereafter notice of default of said provision shall constitute termination.

9.2  In the event that any license granted to COMPANY under this Agreement is terminated, any sublicense under such license granted prior to notice of default under Section 9.1 shall remain in full force and effect, provided that:

(i)  the SUBLICENSEE is not then in breach of its sublicense agreement;

(ii)  the SUBLICENSEE agrees to be bound to PAC as the licensor under the terms and conditions of this sublicense agreement, as modified by the provisions of this paragraph 9.2;

(iii)  PAC shall have the right to receive the greater of (a) any payments payable to COMPANY under such sublicense agreement to the extent they are reasonably and equitably attributable to such SUBLICENSEE’s right under such sublicense to use and exploit PATENT RIGHTS and/or TECHNOLOGICAL INFORMATION or (b) the lowest royalty which is within the “Competitive” range as hereinafter defined, at the time PAC’s license to COMPANY is terminated. A royalty rate shall be regarded as “Competitive” if it is within the range of royalty rates that PAC would charge in an arms length transaction with a licensee taking into account the value of the licensed technology at the time PAC’s license to COMPANY is terminated;

(iv)  PAC has the right to terminate such sublicense upon fifteen (15) days prior written notice to COMPANY and such SUBLICENSEE in the event of any material breach of the obligation to make the payments described in clause (iii) of this paragraph 9.2, unless such breach is cured prior to the expiration of such fifteen (15) day period;

(v)  PAC shall not assume, and shall not be responsible to such SUBLICENSEE for, any representations, warranties or obligations of COMPANY to such SUBLICENSEE, other than to permit such SUBLICENSEE to exercise any rights to PATENT RIGHTS and TECHNOLOGICAL INFORMATION that are granted under such sublicense agreement consistent with the terms of this AGREEMENT.

9.3  Upon termination of any license granted hereunder COMPANY shall pay PAC all royalties due or accrued on (i) the sale of LICENSED PRODUCT up to and including the date of termination and (ii) for six (6) months following the date of termination, the sale of LICENSED PRODUCT manufactured prior to the termination date. After such six (6) months, COMPANY may no longer sell any LICENSED PRODUCTs.

10.    MISCELLANEOUS

10.1  This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof.

10.2  In order to facilitate implementation of this Agreement, PAC and COMPANY are designating the following individuals to act on their behalf with respect to this Agreement for the matter indicated below:

(a)  with respect to all royalty payments, any correspondence pertaining to any PATENT RIGHT, or any notice of the use of PAC’s name, for PAC, the President and Chief Executive Officer, and for COMPANY the President and Chief Executive Officer, provided that correspondence relating to the billing of patent costs shall be copied to, for PAC, the Chief Financial Officer, and for COMPANY, the President and Chief Executive Officer.

(b)  any amendment of or waiver under this Agreement, any written notice including progress reports or other communication pertaining to the Agreement: for PAC, the President and Chief Executive Officer, and for COMPANY the President and Chief Executive Officer.

(c)  the above designations may be superseded from time to time by alternative designations made by: for PAC, the President, and for COMPANY, the President.

10.3  This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by the parties or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either party of any condition shall be deemed as a further or continuing waiver of such condition or term or of any other condition or term.

10.4  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

10.5  Any delays in or failures of performance by either party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to: Acts of God; acts, regulations or laws of any government; strikes or their concerted acts of worker; fires; floods; explosions; riots; wars; rebellion; and sabotage. Any time for performance hereunder shall be extended by the actual time of delay caused by such occurrence.

10.6  Neither party shall use the name of the other party or of any officer, employee, director, agent, or contractor of the other party or any adaptation thereof in any advertising, promotional or sales literature, publicity or in any document employed to obtain funds or financing without the prior written approval of the party or individual whose name is to be used, except as required under the Securities Exchange Act reporting requirements or the Securities Act registration requirements. For PAC, such approval shall be obtained from the President.

10.7  This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

10.8  COMPANY may at its own discretion and without approval by PAC transfer its interest or any part thereof under this Agreement to a wholly-owned subsidiary or any assignee or purchaser or licensee of the portion of its business associated with the manufacture and sale of LICENSED PRODUCT. In the event of any such transfer, the transferee shall assume and be bound by the provisions of this Agreement, and the transferor shall remain bound. Otherwise this Agreement shall be assignable by COMPANY only with the consent in writing of PAC which shall not unreasonably be withheld.

10.9  For any and all claims, disputes, or controversies arising under, out of, or in connection with this Agreement, except issues relating to the validity, construction or effect of any PATENT RIGHT, which the parties shall be unable to resolve within sixty (60) days, the party raising such dispute shall promptly advise the other party of such claim, dispute, or controversy in a writing which describes in reasonable detail the nature of such dispute. By not later than five (5) business days after the recipient has received such notice of dispute, each party shall have selected for itself a representative who shall have the authority to bind such party and shall additionally have advised the other party in writing of the name and title of such representative. By not later than ten (10) business days after the date of such notice of dispute, such representatives shall agree upon a third party which is in the business of providing Alternative Dispute Resolution (ADR) services (hereinafter, “ADR Provider”) and shall schedule a date with such ADR Provider to engage in ADR. Thereafter, the representatives of the parties shall engage in good faith in an ADR process under the auspices of the selected ADR Provider. If within the aforesaid thirty (30) business days after the date of the notice of dispute the representatives of the parties have not been able to agree upon an ADR Provider and schedule a date to engage in ADR, or if they have not been able to resolve the dispute within thirty (30) business days after the termination of ADR, the parties shall have the right to pursue any other remedies legally available to resolve such dispute in either the Superior Court of San Diego County, California or in the United States District Court for the Southern District of California, to whose exclusive jurisdiction for such purposes PAC and COMPANY hereby irrevocably consent and submit. Notwithstanding the foregoing, nothing in this Paragraph 10.9 shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.

10.10  If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the parties that the remainder of this agreement shall not be effected thereby. It is further the intention of the parties that in lieu of each such provision which is invalid, illegal or unenforceable, there be substituted or added as part of this Agreement a provision which shall be as similar as possible in economic and business objectives as intended by the parties to such invalid, illegal or enforceable provision, but shall be valid, legal and enforceable.

THE PARTIES have duly executed this Agreement as of the date first shown above written.

MICROLAB SYSTEMS, INC.

By:	/s/ ROBERT A. BEHRENS
President/CEO

DATE  3/5/98

PRISMA ACQUISITION CORP.

By:	/s/ ROBERT A. BEHRENS
President/CEO

DATE  3/5/98

Exhibit B

PROMISSORY NOTE

Incorporated herein by reference to Exhibit 10.87 of this Quarterly Report on Form 10-Q.

B-1

Exhibit C

GUARANTY

Incorporated herein by reference to Exhibit 10.87.1 of this Quarterly Report on Form 10-Q.

C-1

Exhibit D

ASSIGNMENT OF NOTE AND GUARANTY

Incorporated herein by reference to Exhibit 10.87.2 of this Quarterly Report on Form 10-Q.

D-1

Exhibit E

SECURITY AGREEMENT

This Security Agreement (this “Agreement”), dated as of August 31, 2002, is made by and between Danam Acquisition Corp., a Delaware corporation (“Debtor”) and Synbiotics Corporation, a California corporation (the “Secured Party”), the holder of a Secured Promissory Note in the original principal amount of $500,000.00 (the “Note”).

RECITALS

A.  Debtor has executed and delivered the Note in the aggregate principal amount of $500,000.00 and payable to the order of the Secured Party.

B.  In connection with the Note, Debtor desires to grant a security interest in certain collateral to the Secured Party as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter set forth, the parties hereby agree as follows:

SECTION 1  Definitions; Interpretation.

(a)  All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Note.

(b)  As used in this Agreement, the following terms shall have the following meanings:

“Collateral” has the meaning set forth in Section 2.

“Documents” means this Agreement, the Note and all other certificates, documents, agreements and instruments delivered to the Secured Party under the Note or in connection with the Obligations, including, without limitation, the Patent and Trademark Security Agreement of even date herewith between Debtor and Secured Party (the “Patent and Trademark Security Agreement”).

“Event of Default” has the meaning set forth in Section 8.

“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien, or other type of preferential arrangement.

“Note” has the meaning set forth in the preamble above, as it may be amended, modified, renewed, extended or replaced from time to time.

“Obligations” means the indebtedness, liabilities and other obligations of Debtor to the Secured Party under or in connection with the Note or any of the other Documents, including, without limitation, all unpaid principal of the Note, all interest accrued thereon, all fees and all other amounts payable by Debtor to the Secured Party thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

“Permitted Lien” means (i) Liens (A) upon or in any property (and proceeds thereof) acquired or held by Debtor or any of its subsidiaries to secure the purchase price of such property or indebtedness incurred solely for the purpose of financing the acquisition of such property, or (B) existing on such property at the time of its acquisition, provided that the Lien is confined solely to the property (and proceeds thereof) so acquired and improvements thereon; (ii) Liens on assets of Persons which become subsidiaries of Debtor after the date hereof, provided that such Liens existed at the time the respective Persons became subsidiaries of Debtor and were not created in anticipation thereof; and (iii) other Liens which arise in the ordinary course of business and do not materially impair Debtor’s ownership or use of the Collateral or the value thereof.

“Person” means an individual, corporation, partnership, joint venture, trust, unincorporated organization, governmental agency or authority, or any other entity of whatever nature.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York.

(c)  Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

(d)  In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

SECTION 2  Security Interest.

(a)  As security for the payment and performance of the Obligations, Debtor hereby grants to the Secured Party a security interest in all of Debtor’s right, title and interest in, to and under all of its personal property, wherever located and whether now existing or owned or hereafter acquired or arising, including all accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment (including all fixtures), general intangibles, instruments, inventory, investment property, letter-of-credit rights, money and all products, proceeds and supporting obligations of any and all of the foregoing (collectively, the “Collateral”). Notwithstanding the foregoing, except for fixtures (as provided in Section 9-102(a)(41) of the UCC), such grant of a security interest shall not extend to, and the term “Collateral” shall not include, any asset which would be real property under the law of the jurisdiction in which it is located

(b)  Anything herein to the contrary notwithstanding, (i) Debtor shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Secured Party of any of the rights hereunder shall not release Debtor from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (iii) the Secured Party shall not have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

(c)  This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 19 hereof.

SECTION 3  Financing Statements, Etc.    Debtor shall execute and deliver to the Secured Party concurrently with the execution of this Agreement, and Debtor hereby authorizes the Secured Party to file (with or without Debtor’s signature), at any time and from time to time thereafter, all financing statements, assignments, amendments, continuation financing statements, termination statements, account control agreements, and other documents and instruments, in form reasonably satisfactory to the Secured Party, and take all other action, as the Secured Party may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of the Secured Party in the Collateral and to accomplish the purposes of this Agreement. Debtor will cooperate with the Secured Party in obtaining control (as defined in the UCC) of Collateral consisting of deposit accounts, investment property, letter of credit rights and electronic chatter paper. Debtor will join with the Secured Party in notifying any third party who has possession of any Collateral of the Secured Party’s security interest therein and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of the Secured Party. Debtor will not create any chattel paper without placing a legend on the chattel paper acceptable to the Secured Party indicating that the Secured Party has a security interest in the chattel paper.

SECTION	4 Representations and Warranties. Debtor represents and warrants to the Secured Party that:

(a)  Debtor is duly organized, validly existing and in good standing under the law of the jurisdiction of its organization and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(b)  The execution, delivery and performance by Debtor of this Agreement have been duly authorized by all necessary action of Debtor, and this Agreement constitutes the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms.

(c)  No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other Person which has not been obtained, is required for the due execution, delivery or performance by Debtor of this Agreement, except for any filings necessary to perfect any Liens on any Collateral.

(d)  Debtor’s chief executive office and principal place of business (as of the date of this Agreement) is located at the address set forth in Schedule 1; Debtor’s jurisdiction of organization is set forth in Schedule 1; Debtor’s exact legal name is as set forth in the first paragraph of this Agreement; and all other locations where Debtor conducts business or Collateral is kept (as of the date of this Agreement) are set forth in Schedule 1.

(e)  Debtor has rights in or the power to transfer the Collateral, and Debtor is the sole and complete owner of the Collateral, free from any Lien other than Permitted Liens.

(f)  No control agreements exist with respect to any Collateral.

SECTION 5  Covenants.    So long as any of the Obligations remain unsatisfied, Debtor agrees that:

(a)  Debtor shall appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or the Secured Party’s right or interest in, the Collateral, and shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

(b)  Debtor shall comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

(c)  Debtor shall give prompt written notice to the Secured Party (and in any event not later than 30 days following any change described below in this subsection) of: (i) any change in the location of Debtor’s chief executive office or principal place of business; (ii) any change in the locations set forth in Schedule 1; (iii) any change in its name; (iv) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; (v) any change in its registration as an organization (or any new such registration); or (vi) any change in its jurisdiction of organization; provided that Debtor shall not locate any Collateral outside of the United States nor shall Debtor change its jurisdiction of organization to a jurisdiction outside of the United States.

(d)  Debtor shall carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies, insurance with respect to the Collateral in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses and owning similar properties in the localities where Debtor operates. Upon the request of the Secured Party, Debtor shall furnish to the Secured Party from time to time with full information as to the insurance carried by it and, if so requested, copies of all such insurance policies. Debtor shall also furnish to the Second Party from time to time upon the request of Secured Party a certificate of Debtor’s insurance broker or other insurance specialist stating that all premiums then due on the policies relating to insurance on the Collateral have been paid and that such policies are in full force and effect.

(e)  Debtor shall keep separate, accurate and complete books and records with respect to the Collateral, disclosing the Secured Party’s security interest hereunder.

(f)  Debtor shall not surrender or lose possession of, sell, lease, rent, or otherwise dispose of or transfer any of the Collateral (other than Collateral subject to a Permitted Lien) or any right or interest therein, except in the ordinary course of business or unless such Collateral is replaced by comparable Collateral of similar value; provided that no such disposition or transfer of Collateral consisting of investment property or instruments shall be permitted while any Event of Default exists.

(g)  Debtor shall keep the Collateral free of all Liens except Permitted Liens.

(h)  Debtor shall pay and discharge all taxes, fees, assessments and governmental charges or levies imposed upon it with respect to the Collateral prior to the date on which penalties attach thereto, except to the extent such taxes, fees, assessments or governmental charges or levies are being contested in good faith by appropriate proceedings.

(i)  Debtor shall maintain and preserve its legal existence, its rights to transact business and all other material rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of the Collateral, except in connection with any transactions expressly permitted by the Note or any other Document.

(j)  Upon the request of the Secured Party, Debtor shall (except with respect to Collateral subject to a Permitted Lien) (i) immediately deliver to the Secured Party, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all documents and instruments, all certificated securities with respect to any investment property, all letters of credit and all accounts and other rights to payment at any time evidenced by promissory notes, trade acceptances or other instruments, (ii) cause any securities intermediaries to show on their books that the Secured Party is the entitlement holder with respect to any investment property, and/or obtain account control agreements in favor of the Secured Party from such securities intermediaries, in form and substance satisfactory to the Secured Party, with respect to any investment property, as requested by the Secured Party, and (iii) provide such notice, obtain such acknowledgments and take all such other action, with respect to any chattel paper, documents and letter-of credit rights, as the Secured Party shall reasonably specify.

SECTION 6  Collection of Accounts.    Until the Secured Party exercise its rights hereunder to collect the accounts and other rights to payment, Debtor shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the accounts and other rights to payment. At the request of the Secured Party, upon the occurrence and during the continuance of any Event of Default, all remittances received by Debtor (other than with respect to Collateral subject to a Permitted Lien) shall be held in trust for the Secured Party and, in accordance with the Secured Party’s instructions, remitted to the Secured Party or deposited into account(s) of the Secured Party in the form received (with any necessary endorsements or instruments of assignment or transfer). At the request of the Secured Party, upon and after the occurrence of any Event of Default, the Secured Party shall be entitled to (other than with respect to Collateral subject to a Permitted Lien) receive all distributions and payments of any nature with respect to any investment property or instruments, and all such distributions or payments received by the Debtor shall be held in trust for the Secured Party and, in accordance with the Secured Party’s instructions, remitted to the Secured Party or deposited into account(s) with the Secured Party in the form received (with any necessary endorsements or instruments of assignment or transfer). Following the occurrence of an Event of Default any such distributions and payments with respect to any investment property held in any securities account (other than with respect to Collateral subject to a Permitted Lien) shall be held and retained in such securities account, in each case as part of the Collateral hereunder. Additionally, the Secured Party shall have the right (other than with respect to Collateral subject to a Permitted Lien), upon the occurrence of an Event of Default, following prior written notice to the Debtor, to vote and to give consents, ratifications and waivers with respect to any investment property and instruments, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if the Secured Party were the absolute owner thereof; provided that the Secured Party shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to the Debtor or any other Person for any failure to do so or delay in doing so.

SECTION 7  Authorization; Secured Party Appointed Attorney-in-Fact.    The Secured Party shall have the right to, in the name of Debtor, or in the name of the Secured Party or otherwise, upon notice to but without the requirement of assent by Debtor, and Debtor hereby constitutes and appoints the Secured Party (and any of the Secured Party’s officers, employees or agents designated by the Secured Party) as Debtor’s true and lawful attorney-in-fact, with full power and authority to: (i) sign and file any of the financing statements and other documents and instruments which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of the Secured Party’s security interest in the Collateral (including any notices to or agreements with any securities intermediary); (ii) assert, adjust, sue for, compromise or release any claims under any policies of insurance; (iii) give notices of control, default or exclusivity (or similar notices) under any account control agreement or similar agreement with respect to exercising control over deposit accounts or securities accounts; and (iv) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of Debtor, which the Secured Party may deem reasonably necessary or advisable to maintain, protect, realize upon and preserve the Collateral and the Secured Party’s security interest therein and to accomplish the purposes of this Agreement. The Secured Party agrees that, except upon and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to the Secured Party, pursuant to clauses (ii), (iii) and (iv). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Obligations have not been paid and performed in full. Debtor hereby ratifies, to the extent permitted by law, all that the Secured Party shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

SECTION 8  Events of Default.    Any of the following events which shall occur and be continuing shall constitute an “Event of Default”:

(a)  Debtor shall fail to pay when due any amount of principal of or interest on the Note or other amount payable hereunder or under the Note or any other Document or in respect of the Obligations.

(b)  Any representation or warranty by Debtor in this Agreement shall prove to have been incorrect in any material respect when made or deemed made.

(c)  Debtor shall fail to perform or observe in any material respect any other term, covenant or agreement contained in this Agreement, the Note or any other Document on its part to be performed or observed and any such failure shall remain unremedied for a period of 45 days from the occurrence thereof.

(d)  An order of relief under any bankruptcy, reorganization or insolvency laws has been entered against Debtor by a court having jurisdiction or Debtor admits in writing its inability to pay its debts generally as they become due, files a petition for relief under any bankruptcy, reorganization or insolvency laws, consents to the filing of a bankruptcy proceeding against it or the appointment of a receiver for itself or for all or substantially all of its property, or a petition in bankruptcy is filed against it or it makes an assignment for the benefit of its creditors.

(e)  Debtor shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), except to the extent expressly permitted by the Note, (ii) suspend its operations other than in the ordinary course of business, or (iii) take any action to authorize any of the actions or events set forth above in this subsection (e).

(f)  Any levy upon, seizure or attachment of any of the Collateral which shall not have been rescinded or withdrawn within five (5) business days after notice of such seizure or attachment.

(g)  Any loss, theft or substantial damage to, or destruction of, any material portion of the Collateral (unless within 30 days after the occurrence of any such event, Debtor furnishes to the Secured Party evidence reasonably satisfactory to the Secured Party that the amount of any such loss, theft, damage to or destruction of the Collateral is fully insured under policies naming the Secured Party (or with respect to Collateral subject to a Permitted Lien, the lienholder thereof) as an additional named insured or loss payee).

SECTION 9  Remedies.

(a)  Upon the occurrence and continuance of any Event of Default, the Secured Party may declare any of the Obligations to be immediately due and payable and shall have, in addition to all other rights and remedies granted to it in this Agreement, the Note or any other Document, all rights and remedies of the Secured Party under the UCC and other applicable laws. Without limiting the generality of the foregoing, (i) the Secured Party may peaceably and without notice enter any premises of Debtor, take possession of any the Collateral, remove or dispose of all or part of the Collateral on any premises of the Debtor or elsewhere, or, in the case of equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Secured Party may determine; (ii) the Secured Party may require the Debtor to assemble all or any part of the Collateral and make it available to the Secured Party at any place and time designated by the Secured Party; (iii) the Secured Party may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law); (iv) the Secured Party may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of Debtor’s assets, without charge or liability to the Secured Party therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as the Secured Party deems advisable; provided, however, that Debtor shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Secured Party. The Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Debtor hereby releases, to the extent permitted by law. The Secured Party shall give Debtor such notice of any private or public sales as may be required by the UCC or other applicable law.

(b)  For the purpose of enabling the Secured Party to exercise its rights and remedies under this Section 9 or otherwise in connection with this Agreement, Debtor hereby grants to the Secured Party an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to Debtor) to use, license or sublicense any intellectual property Collateral.

(c)  The Secured Party shall not have any obligation to clean up or otherwise prepare the Collateral for sale. The Secured Party has not obligation to attempt to satisfy the Obligations by collecting them from any other Person liable for them, and the Secured Party may release, modify or waive any Collateral provided by any other Person to secure any of the Obligations, all without affecting the Secured Party’s rights against Debtor. Debtor waives any right it may have to require the Secured Party to pursue any third Person for any of the Obligations. The Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Secured Party may sell the Collateral without giving any warranties as to the Collateral. The Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If the Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by the Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale.

(d)  To the extent Debtor uses the proceeds of any of the Obligations to purchase Collateral, Debtor’s repayment of the Obligations shall apply on a “first-in, first-out” basis so that the portion of the Obligations used to purchase a particular item of Collateral shall be paid in the chronological order the Debtor purchased the Collateral.

(e)  The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied first, to the payment of the reasonable costs and expenses of the Secured Party in exercising or enforcing its rights hereunder and in collecting or attempting to collect any of the Collateral, and to the payment of all other amounts payable to the Secured Party pursuant to Section 13 hereof; and second, to the payment of the Obligations. Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to Debtor or otherwise disposed of in accordance with the UCC or other applicable law. Debtor shall remain liable to the Secured Party for any deficiency which exists after any sale or other disposition or collection of Collateral.

SECTION 10  Certain Waivers.    Debtor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations; (ii) any right to require the Secured Party (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Obligations, or (C) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against the Secured Party arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral, other than claims for violations of law and willful misconduct.

SECTION 11  Notices.    All notices or other communications hereunder shall be in writing (including by facsimile transmission or by email) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses or facsimile numbers set forth below their names on the signature pages hereof, or at or to such other address or facsimile number as shall be designated by any party in a written notice to the other parties hereto. All such notices and other communications shall be deemed to be delivered when a record (within the meaning of the UCC) has been (i) delivered by hand; (ii) sent by mail upon the earlier of the date of receipt or five business days after deposit in the mail, first class (or air mail as to communications sent to or from the United States) or (iii) sent by facsimile transmission.

SECTION 12  No Waiver; Cumulative Remedies.    No failure on the part of the Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Secured Party.

SECTION 13  Costs and Expenses.

(a)  Debtor agrees to pay on demand. All reasonable costs and expenses of the Secured Party, and the reasonable fees and disbursements of the Secured Party, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement and the Note, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral, in addition to, and not limited by, this subsection (a).

(b)  Any amounts payable to the Secured Party under this Section 13 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the rate of interest set forth in the Note.

SECTION 14  Binding Effect.    This Agreement shall be binding upon, inure to the benefit of and be enforceable by Debtor, the Secured Party and their respective successors and assigns and shall bind any Person who becomes bound as a debtor to this Agreement. Debtor may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of the Secured Party. Any such purported assignment, transfer, hypothecation or other conveyance by Debtor without the prior express written consent of the Secured Party shall be null and void and of no force or effect. Debtor acknowledges and agrees that in connection with an assignment of, or grant of a participation in, the Obligations the Secured Party may assign, or grant participations in, all or a portion of its rights and obligations hereunder. Upon any assignment of the Secured Party’s rights hereunder, such assignee shall have, to the extent of such assignment, all rights of the Secured Party hereunder. Debtor agrees that, upon any such assignment, such assignee may enforce directly, without joinder of the Secured Party, the rights of the Secured Party set forth in this Agreement. Any such assignee shall be entitled to enforce the Secured Party’s rights and remedies under this Agreement to the same extent as if it were the original secured party named herein.

SECTION 15  Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than New York.

SECTION 16  Entire Agreement; Amendment.    This Agreement together with the Note and the Patent and Trademark Security Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties.

SECTION 17  Rights Under Note.    This Agreement has been granted in conjunction with the Note and the Patent and Trademark Security Agreement. The rights and remedies of the Secured Party with respect to the security interests granted herein are without prejudice to, and are in addition to those set forth in the Note and/or the Patent and Trademark Security Agreement.

SECTION 18  Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 19  Counterparts.    This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

SECTION 20  Termination.    Upon payment and performance in full of all Obligations, the security interest created under this Agreement shall terminate and the Secured Party shall promptly execute and deliver to Debtor such documents and instruments reasonably requested by Debtor as shall be necessary to evidence termination of all security interests given by Debtor to the Secured Party hereunder.

SECTION 21  Conflicts.    In the event of any conflict or inconsistency between this Agreement or the Note, the terms of this Agreement shall control.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

DEBTOR: DANAM ACQUISITION CORP.

By:	/s/ MICHAEL J. S. ASHER
CEO
c/o Drew Scientific Group PLC Park Road, Barrow In Furness Cumbria LA14 4QR United Kingdom Attn: Michael J. Sipple-Asher Fax: 011 44 1229 432096

SECURED PARTY: SYNBIOTICS CORPORATION

By:	/s/ PAUL A. ROSINACK
President & CEO
11011 Via Frontera San Diego, CA 92127 Attn: Michael K. Green Fax: (858) 451-5719

[SIGNATURE PAGE TO SECURITY AGREEMENT]

SCHEDULE 1
to the Security Agreement

1.    Jurisdiction of Organization

Delaware

2.    Chief Executive Office and Principal Place of Business

4230 Shirling Way
Dallas, TX 75237

3.    Other locations where Debtor conducts business or Collateral is kept

178 Christian Street
Oxford, Connecticut 06478

1721 Black River Road
Rome, NY 13440

Schedule 1-1

PATENT AND TRADEMARK SECURITY AGREEMENT

This PATENT AND TRADEMARK SECURITY AGREEMENT (this “Agreement”), dated as of August 31, 2002, is entered into between Danam Acquisition Corp., a Delaware corporation (“Grantor”) and Synbiotics Corporation, a California corporation (“Lender.

RECITALS

A.  Grantor is contemporaneously herewith, executing to the order of Lender that certain secured promissory note (as amended from time to time, the “Note”) in the original principal amount of $500,000 (the “Principal Amount”) pursuant to which Lender shall make advances to Grantor from time to time in accordance with the terms of the Note which shall not at any time exceed the Principal Amount; and

B.  Grantor is the owner of certain intellectual property, identified below, in which Grantor is granting a security interest to Lender.

NOW THEREFORE, the parties hereto mutually agree as follows:

SECTION 22  GRANT OF SECURITY INTEREST.

To secure the complete and timely payment and performance of all obligations under the Note and this Agreement and any other document executed in connection with or pursuant to either of them, including without limitation the Security Agreement dated as of the date hereof (the “Security Agreement”) between Grantor and Lender (collectively, the “Obligations”), and without limiting any other security interest Grantor has granted to Lender, Grantor hereby grants, assigns, and conveys to Lender a security interest in Grantor’s entire right, title, and interest in and to the following, whether now owned or hereafter acquired (the “Collateral”):

(i)  Each of the trademarks and rights and interest which are capable of being protected as trademarks (including trademarks, service marks, designs, logos, indicia, tradenames, corporate names, company names, business names, fictitious business names, trade styles, and other source or business identifiers, and applications pertaining thereto), which are presently, or in the future may be, owned, created, acquired, or used (whether pursuant to a license or otherwise) by Grantor, in whole or in part, and all trademark rights with respect thereto throughout the world, including all proceeds thereof (including license royalties and proceeds of infringement suits), and rights to renew and extend such trademarks and trademark rights;

(ii)  Each of the patents and patent applications which are presently, or in the future may be, owned, issued, acquired, or used (whether pursuant to a license or otherwise) by Grantor, in whole or in part, and all patent rights with respect thereto throughout the world, including all proceeds thereof (including license royalties and proceeds of infringement suits), foreign filing rights, and rights to extend such patents and patent rights;

(iii)  All of Grantor’s right to the trademarks and trademark registrations listed on Exhibit A attached hereto, as the same may be updated hereafter from time to time;

(iv)  All of Grantor’s right, title, and interest, in and to the patents and patent applications listed on Exhibit B attached hereto, as the same may be updated hereafter from time to time;

(vi)  All of Grantor’s right, title, and interest in all patentable inventions, and to file applications for patent under federal patent law or regulation of any foreign country, and to request reexamination and/or reissue of the patents, the right (without obligation) to sue or bring interference proceedings in the name of Grantor or in the name of Lender for past, present, and future infringements of the patents, and all rights (but not obligations) corresponding thereto in the United States and any foreign country;

(vii)  the entire goodwill of or associated with the businesses now or hereafter conducted by Grantor connected with and symbolized by any of the aforementioned properties and assets;

(viii)  All general intangibles relating to the foregoing and all other intangible intellectual or other similar property of the Grantor of any kind or nature, associated with or arising out of any of the aforementioned properties and assets and not otherwise described above; and

(ix)  All products and proceeds of any and all of the foregoing (including, without limitation, license royalties and proceeds of infringement suits) and, to the extent not otherwise included, all payment intangibles, payments under insurance, or any payments under any indemnity, warranty, or guaranty payable by reason of loss or damage to or otherwise with respect to the Collateral.

SECTION 23  AFTER-ACQUIRED PATENT OR TRADEMARK RIGHTS.

If Grantor shall obtain rights to any new trademarks, any new patentable inventions or become entitled to the benefit of any patent application or patent for any reissue, division, or continuation, of any patent, or if Grantor shall notify or Lender shall discover that Grantor has rights in other patents or trademarks, then, in any such event, the provisions of this Agreement shall automatically apply thereto. Grantor shall give prompt notice in writing to Lender with respect to any such new trademarks or patents, or renewal or extension of any trademark registration. Without limiting Grantor’s obligation under this Section 2, Grantor authorizes Lender to modify this Agreement by amending Exhibits A or B to include any such new patent or trademark rights. Notwithstanding the foregoing, no failure to so modify this Agreement or amend Exhibits A or B shall in any way affect, invalidate or detract from Lender’s continuing security interest in all Collateral, whether or not listed on Exhibit A or B.

SECTION 24  GENERAL PROVISIONS.

(a)  Rights Under Note.    This Agreement has been granted in conjunction with the Note and the Security Agreement. The rights and remedies of Lender with respect to the security interests granted herein are without prejudice to, and are in addition to those set forth in the Note and/or the Security Agreement.

(b)  Successors.    The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties; provided that Grantor may not transfer any of the Collateral or any rights hereunder, without the prior written consent of Lender, except as specifically permitted hereby.

(c)  Amendment; No Conflict.    This Agreement is subject to modification only by a writing signed by the parties, except as provided in Section 2 of this Agreement. To the extent that any provision of this Agreement conflicts with any provision of the Note or the Copyright Security Agreement, the provision giving Lender greater rights or remedies shall govern, it being understood that the purpose of this Agreement is to add to, and not detract from, the rights granted to Lender under those documents.

(d)  Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

SYNBIOTICS CORPORATION:		DANAM ACQUISITION CORP.:

By:	/s/ PAUL A. ROSINACK	By:	/s/ MICHAEL J. S. ASHER
	President & CEO		CEO

Exhibit “A”

REGISTERED TRADEMARKS

Trademark/Serial No.	Date
PROCHEM, Reg. No. 2299123	Registered: December 14, 1999
QVET, Reg. No. 1902542	Registered: July 4, 1995

Exhibit “B”

PATENTS

Patent/Application No.	Date
U.S. Patent No. 5,128,104 (CUEVETTE FOR AUTOMATED TESTING MACHINE)	Issued: July 7, 1992
CANADA Patent Application No. 2137672 (CUEVETTE FOR AUTOMATED TESTING MACHINE)	Filed: June 9, 1992

Schedule 2.1 (a)(i)

PERSONAL PROPERTY

Please see Exhibit 2.1(a)(i) attached hereto.

Exhibit 2.1(a)(i)

Tag	Description	Acquire	End	Cost	Method	Percentage	Depreciation	NBV
971	NETFRAME 3100 w/ Landesk	10/1/1998	9/30/2003	7,206.19	Straight-Line	20.00%	3,362.89	0.00
972	Millennia 400 MAX	10/1/1998	9/30/2003	3,993.34	Straight-Line	20.00%	1,863.57	0.00
973	Millennia 400 MAX	10/1/1998	9/30/2003	3,993.35	Straight-Line	20.00%	1,863.57	0.00
974	Millennia 350 Microtower,15.9”	10/1/1998	9/30/2003	2,458.35	Straight-Line	20.00%	1,147.23	0.00
975	Millennia 350 Microtower,15.9”	10/1/1998	9/30/2003	2,458.35	Straight-Line	20.00%	1,147.23	0.00
976	Millennia 350 Microtower,15.9”	10/1/1998	9/30/2003	2,458.35	Straight-Line	20.00%	1,147.23	0.00
977	Millennia 350 Microtower,15.9”	10/1/1998	9/30/2003	2,458.35	Straight-Line	20.00%	1,147.23	0.00
978	Millennia 350 Microtower,15.9”	10/1/1998	9/30/2003	2,458.39	Straight-Line	20.00%	1,147.25	0.00
990	21 Series Printer	1/1/1999	12/31/2003	5,676.12	Straight-Line	20.00%	2,365.04	0.00
1008	Motion Analysis Camera System	3/1/1999	2/28/2007	14,559.82	Straight-Line	12.50%	3,488.28	0.00
1017	Lambda Spectrometer	4/1/1999	3/31/2007	27,561.74	Straight-Line	12.50%	6,316.22	0.00
1019	Paint Masking Fixture	4/1/1999	3/31/2007	5,103.99	Straight-Line	12.50%	1,169.67	0.00
1023	Software	6/1/1999	5/31/2004	567.10	Straight-Line	20.00%	189.03	0.00
1025	Prototype Silicone Plug Gasket	9/1/1999	8/31/2007	2,100.00	Straight-Line	12.50%	371.88	0.00
1029	4 Cavity Mold—QVET top	10/1/1999	10/1/2007	207,500.00	Straight-Line	12.50%	4,322.92	0.00
1030	Husky 900 Series 6 Zone Cntrl	10/1/1999	10/1/2007	7,785.00	Straight-Line	12.50%	162.18	0.00
1031	Computer P8-P2-35-64	10/1/1999	10/1/2004	2,629.39	Straight-Line	20.00%	701.17	0.00
1032	Computer P8-CEL-300BX	10/1/1999	10/1/2004	1,228.64	Straight-Line	20.00%	327.64	0.00
1037	Test Eq.S/N00995(25KV ESD GUN)	11/1/1999	11/1/2007	5,407.09	Straight-Line	12.50%	844.86	0.00
1051	Differential leak tester	3/1/2000	2/29/2008	9,118.20	Straight-Line	12.50%	1,044.79	0.00
1054	Computer—D. Hartman	4/1/2000	3/31/2005	1,613.90	Straight-Line	20.00%	268.99	0.00
1058	Network Printer	4/1/2000	3/31/2005	1,035.29	Straight-Line	20.00%	172.54	0.00
1073	1515 (2) assembly machines	8/1/2000	7/31/2008	20,082.39	Straight-Line	12.50%	1,255.15	0.00
1074	Ultra-com thruster system	8/1/2000	7/31/2008	17,523.01	Straight-Line	12.50%	1,095.19	0.00
1075	Indexing Conveyor	8/1/2000	7/31/2008	33,286.88	Straight-Line	12.50%	2,080.43	0.00
1076	Controller/pump/actuator mod	8/1/2000	7/31/2008	7,398.90	Straight-Line	12.50%	462.43	0.00
1077	Four cavity mold for Qvet prod	8/1/2000	7/31/2008	230,000.00	Straight-Line	12.50%	14,375.00	0.00
1078	Husky 900 Series 6 Zone Contr	8/1/2000	7/31/2008	7,785.00	Straight-Line	12.50%	486.56	0.00
1096	Air Compressor	9/1/2000	8/31/2008	6,944.66	Straight-Line	12.50%	361.70	0.00
1097	Tope Plate 1.5 steel welded	10/1/2000	9/30/2008	4,400.00	Straight-Line	12.50%	183.33	0.00
PRISMA1	ACQUIRED PRISMA MFG EQUIPMENT	3/1/1998	2/28/2006	27,647.50	Straight-Line	12.50%	10,079.82	0.00
PRISMA 2	ACQUIRED PRISMA TOOLING	3/1/1998	2/28/2006	394,048.29	Straight-Line	12.50%	143,663.44	0.00

Schedule 2.1(a)(iii)(A)

INTELLECTUAL PROPERTY

Patent/Application No.	Date
U.S. Patent No. 5,128,104 (CUEVETTE FOR AUTOMATED TESTING MACHINE)	Issued: July 7, 1992

CANADA Patent Application No. 2137672 (CUEVETTE FOR AUTOMATED TESTING MACHINE)	Filed June 9, 1992

Trademark/Serial No.	Date

PROCHEM, Reg. No. 2299123	Registered: December 14, 1999

QVET, Reg. No. 1902542	Registered: July 4, 1995

Unregistered Trademarks and Tradenames

PrismaSystems
ProChem Plus
ProChem V
ProCal
ProCheq
HemaCount
Prompt

Schedule 2.1(a)(iii)(B)

THIRD PARTY LICENSES

None.

Schedule 2.1(a)(v)

ASSIGNED CONTRACTS

1.    Master Lease Agreement No. 200021859 between Seller and Copelco Capital.

2.    Oral month-to-month lease agreement between 1721 Black River Boulevard Corporation and Synbiotics Corporation.

3.    Oral distribution relationships with respect to the Business with the distributors listed on Exhibit 2.1(a)(v)-3 attached hereto.

4.    Warranty Service Agreements with customers listed on Exhibit 2.1(a)(v)-4 attached hereto.

5.    The Microlab License.

Schedule 2.1(a)(v)-3

PROCHEM DISTRIBUTEURS EUROPE

DATE	SERIE	SUEDE
29/02/00	3001	SWEVET-PIAB A SJOBO
08/03/00	3013	SWEVET-PIAB A SJOBO
28/04/00	3031	SWEVET-PIAB A SJOBO
03/05/00	3036	SWEVET-PIAB A SJOBO
10/05/00	3043	SWEVET-PIAB A SJOBO
08/08/00	3104	SWEVET-PIAB A SJOBO
08/08/00	3106	SWEVET-PIAB A SJOBO
02/10/00	3132	SWEVET-PIAB A SJOBO
15/11/00	3125	SWEVET-PIAB A SJOBO (PAS PRESENT DANS DOSSIER ADV)
27/11/00	3177	SWEVET-PIAB A SJOBO
28/11/00	3144	SWEVET-PIAB A SJOBO
28/11/00	3153	SWEVET-PIAB A SJOBO

DATE	SERIE	DANEMARK
29/02/00	3005	E-Vet HADERSLEV
29/02/00	3007	E-Vet HADERSLEV
08/03/00	3011	E-Vet HADERSLEV
08/03/00	3012	E-Vet HADERSLEV
12/04/00	3022	E-Vet HADERSLEV
12/04/00	3023	E-Vet HADERSLEV
04/05/00	3040	E-Vet HADERSLEV
05/06/00	3053	E-Vet HADERSLEV
05/06/00	3059	E-Vet HADERSLEV
14/06/00	3069	E-Vet HADERSLEV
14/06/00	3070	E-Vet HADERSLEV
14/06/00	3051	E-Vet HADERSLEV
25/09/00	3124	E-Vet HADERSLEV
25/09/00	3126	E-Vet HADERSLEV
25/09/00	3128	E-Vet HADERSLEV
25/09/00	3129	E-Vet HADERSLEV
25/09/00	3130	E-Vet HADERSLEV
11/12/00	3174	E-Vet HADERSLEV
11/12/00	3178	E-Vet HADERSLEV

DATE	SERIE	Portugal
04/05/00	3037	MERIAL Portugal RIO DE MOURO
04/05/00	3038	MERIAL Portugal RIO DE MOURO
24/05/00	3058	MERIAL Portugal RIO DE MOURO

DATE	SERIE	Portugal
06/06/00	3060	MERIAL Portugal RIO DE MOURO
06/06/00	3061	MERIAL Portugal RIO DE MOURO
08/08/00	3103	MERIAL Portugal RIO DE MOURO
10/10/00	3132	MERIAL Portugal RIO DE MOURO
18/12/00	3188	MERIAL Portugal RIO DE MOURO
28/12/00	3201	MERIAL Portugal RIO DE MOURO

DATE	SERIE	UK
27/03/00	3009	LAB PACK LIMITED COVENTRY

DATE	SERIE	GRECE
29/06/00	3080	GEROLYMATOS KRYONERI ATTIKA
29/06/00	3081	GEROLYMATOS KRYONERI ATTIKA
09/09/00	3123	GEROLYMATOS KRYONERI ATTIKA
20/09/00	3127	GEROLYMATOS KRYONERI ATTIKA
24/10/00	3152	GEROLYMATOS KRYONERI ATTIKA
04/11/00	3149	GEROLYMATOS KRYONERI ATTIKA
03/04/01	3213	GEROLYMATOS KRYONERI ATTIKA

CLIENTS PROCHEM-V FRANCE

CP	VILLE	NOM	N° BAAN	Telephone	Adresse	date achat	SERIE
94460	VALENTON	NISOLE Georges	FV9401	01 43 82 53 38	21 bis rue du Colonel Fabien	29/02/00	3002
90000	BELFORT	GUILHOT&CHRETIEN	FV9001	03 84 28 57 64	13, rue de Mulhouse	01/03/00	3010
91160	LONGJUMEAU	DROUET & DEBOVE	FV9101	01 64 48 81 39	14, avenue du général De Gaulle	08/03/00	3004
13012	MARSEILLE	COULON& Ste CROIX	FV1307	04 91 49 60 11	47, rue de Montaigne	14/03/00	3014
13011	MARSEILLE	LAURENT Christine	FV1308	04 91 43 03 43	18, montée d’Eoures	28/03/00	3016
77100	NANTEUIL les Meaux	HARMAND	FV7701	01 64 33 49 26	11, rue de Melun	12/04/00	3003
78800	HOUILLES	MALOISEL HALLIER	FV7802	01 39 57 49 90	3, rue de la République	17/04/00	3019
95270	VIARMES	LEGLAIVE	FV9501	01 30 35 88 88	19a, avenue de royaumont	18/04/00	3169
92330	SCEAUX	LACOSTE Régis	FV9202	01 47 02 59 58	2, rue de la Marne	19/04/00	3025
81000	ALBI	FABRE François	FV8102	05 63 47 64 47	155, avenue Dembourg	27/04/00	3029
81500	LAVAUR	MASURE&PINTCHMAN	FV8103	05 63 58 39 70	1, place du pont St Roch	27/04/00	3030
69680	CHASSIEU	MOTIN & VULLIERME	FV6902	04 72 47 04 04	44, rue de la République	02/05/00	3035
57100	THIONVILLE	HAUFMAN Pierre	FV5701	03 82 34 4973	23, rue Ste Elisabeth	04/05/00	3039
34300	AGDE	SCHIRRER André	FV3401	04 67 21 17 49	1, rue des Phalènes	10/05/00	3045
60280	VENETTE	CATTEAU Frédéric	FV6001	03 44 36 30 50	2, rue des Méliers	10/05/00	3044
81200	MAZAMET	BIENES&GERARD	FV8104	05 63 61 41 35	10, rue Frédéric Mistral	15/05/00	3046
68600	NEUF BRISACH	ROBERT	FV6802	03 89 72 50 89	13, rue de l’Hôtel de Ville	24/05/00	3057
16250	ST LEGER	DUVAL Raoul	FV1601	05 45 64 11 08	route de Brossac	05/06/00	3052
26170	BUIS LES Baronnies	COUPON PICQUART	FV2602	04 75 28 12 05	Z,A la Palun	15/06/00	3074
59000	LILLE	SEPIETER Bernard	FV5902	03 20 30 75 11	92, rue Léon Gambetta	15/06/00	3073
60300	SENLIS	RIGA	FV6002	03 44 53 20 16	12-14, place des Arènes	15/06/00	3075
59510	HEM	DELFORGE Philippe	FV5905	03 20 82 85 45	59, rue du Dr Coubronne	19/06/00	3076
84120	PERTUIS	MARY & LECERF	FV8405	04 90 09 68 26	312, rue de la Tour	22/06/00	3077

CP	VILLE	NOM	N° BAAN	Telephone	Adresse	date achat	SERIE
59650	VILLENEUVE…	TIERNY Dominique	FV5906	03 20 64 94 19	14, avenue Paul Langevin	28/06/00	3082
59243	QUAROUBLE	PELGRIM Patrick	FV5903	03 27 34 69 40	35, rue Roger Salengro	30/06/00	3054
01500	AMBERIEU EN B…	BOISSIERAS&MONNIER	FV0102	04 74 38 09 08	avenue léon Blum	30/06/00	3078
59243	QUAROUBLE	PELGRIM Patrick	FV5903	03 27 34 69 40	35, rue Roger Salengro	30/06/00	3054
76190	YVETOT	ADRIANSEN	FV7603	02 35 56 97 10	24, rue Carnot	30/06/00	3079
60160	MONTATAIRE	DELAHAYE Gérard	FV6003	03 44 27 51 46	52, rue voltaire	04/07/00	3083
89700	TONNERRE	FICHOT & POITRAT	FV8901	03 86 55 12 48	12, chemin des jumériaux	04/07/00	3084
78600	MAISONS LAFFITE	TRAIN EVAIN	FV7803	01 39 12 00 40	1 Avenue Malesherbes	06/07/00	3085
06200	NICE	POLLET	FV0603	04 93 71 21 41	3, rue Maurice Mignon	21/07/00	3095
06310	BEAULIEU SUR MER	POLLET et PHILIPPON	FV0603	04 93 01 02 14	16, boulevard du Maréchal joffre	02/08/00	3068
33420	RAUZAN	laurence ARMAND	FV3303	05 56 23 61 20	12, rue de l’hôpital	31/08/00	3109
91460	MARCOUSSIS	Eric MORET	FV9102	01 64 49 00 91	2, rue de la Croix de Bellejame	31/08/00	3108
95870	BEZONS	AUCLIN	FV9502	01 30 76 72 79	109bis, rue Edouard Vaillant	18/09/00	3122
03110	NERIS LES BAINS	GIRAUD-AUGER	FV0303	04 70 03 22 65	Chemin de Cheberne	03/10/00	3138
69100	VILLEURBANNE	Maubant-Dunoguiez	FV6903	04 78 84 46 80	148 cours Emile Zola	03/10/00	3135
45220	CHÂTEAU RENARD	Daniel DUPLAY	FV4502	02 38 95 20 27	974 route de Châtillon Colligny	04/10/00	3140
13006	MARSEILLE	CABASSU jean pierre	FV1312	04 91 37 16 30	12 avenue du prado	09/10/00	3145
83400	HYERES	FENECH	FV8304	04 94 38 46 00	20, avenue Paul Bourget	11/10/00	3147
84440	ROBION	FRELY & VIALATTE	FV8406	04 90 76 66 99	Route des Alpes	24/10/00	3151
02130	FERE-EN-TARDENOIS	CHAMPION—MARTINI	FV0202	03 23 82 66 88	5 place de la République	30/10/00	3160
02130	FERE-EN-TARDENOIS	CHAMPION—MARTINI	FV0202	03 23 82 66 88	5 place de la République	30/10/00	3155
57000	METZ	MALLER	FV5702	03 87 55 10 22	63 rue aux Arènes	06/11/00	3158
69280	MARCY L’ETOILE	Ecole Véto de Lyon	FU6903	04 78 87 26 50	1 avenue Bourgelat	09/11/00	3137
57370	PHALSBOURG	GUILLEMOT	FV5703	03 87 24 49 87	1 rue du 23 Novembre	27/11/00	3176
03130	LE DONJON	NAVETAT	FV0304	04 70 99 50 17	11 rue Général de Gaulle	29/11/00	3165
67500	HAGUENAU	FISCHER	FV5704	03 88 93 25 75	1 allée Gustave Huffel	30/11/00	3168
52220	MONTIER EN DER	Bourgois et Parcollet	FV5201	03 25 04 20 77	17 place Notre Dame	11/12/00	3179
27140	GISORS	Dr LA MARLE	FV2707	02 32 55 25 50	138, rue de la libération	21/12/00	3163
59128	FLERS EN ESCREBIEUX	Xavier MASSIN	FV5907	03 27 64 85 54	1, rue du terril	14/12/00	3176
02300	CHAUNY	CAPELLE	FV0203	03 23 52 02 35	83, rue André Ternynck	18/12/00	3187
54490	PIENNES	Vintache et Delaitre	FV5402	03 82 21 92 16	14, rue de Tharandt	18/12/00	3161
56860	SENE	DOUSSET	FV5601	02 97 47 60 60	11, rue d’Irlande	21/12/00	3189
77820	LE CHATELET EN BRIE	CHAUVIN-LETAILLEUR	FV7706	01 60 66 64 24	7, rue de l’Hôtel de Ville	27/12/00	3101
22500	PAIMPOL	JESTIN	FV2201	02 96 22 07 09	7 bis, place Gambetta	28/12/00	3192
75016	PARIS	SCHMIDT	FV7504	01 45 27 23 85	35, rue Leconte de Lisle	28/12/00	3196
77510	REBAIS	CHEBAUT	FV7705	01 64 65 42 62	30, rue du Feaubourg St Nicolas	28/12/00	3195
54000	NANCY	GAREAUX	FV5403	03 83 27 13 10	155 rue Jeanne D’Arc	16/01/01	3209
93160	NOISY LE GRAND	Foumenteze Timmerman	FV9302	01 45 92 33 33	188, avenue Emile Cossonneau	16/01/01	3220

PROCHEM ITALIE

CP	VILLE	NOM	N°BAAN	ADRESSE	date achat	série
41100	MODENA	GAMBIGLIANI	IV0014	medico Veterinario Via bellaria n°346	30/03/00	3017
73100	LECCE	Antonio CONGEDO	IV0015	Ambulatorio Vetrinario Vergara Corso de Giorgi 12	30/03/00	3018
28040	DORMELLETTO	Drssa FERRARI	IV0016	Clinica Veterinaria Lago Maggiore via Gavour 3	22/05/00	3055
20143	MILANO	Dr DELLA CROCE	IV0017	Clinica Veterinaria Ca Bianca via Parenzo 2	22/05/00	3056

CP	VILLE	NOM	N°BAAN	ADRESSE	date achat	serie
48011	ALFONSINE	Carlo DEL ZINGARO	IV0008	STUDIO VETERINARIO via Reale 124	05/06/00	3062
12100	CUENO	PELLEGRINO/MALERBA	IV0020	Ambulatorio Veterinario Associato, via Ettore Rosa, 6	15/06/00	3093
16167	GENOVA NERVI	Paolo MINGARDI	IV0022	STUDIO VETERINARIO via del commercio 8 Pr	15/06/00	3065
25080	BRESCIA	BERTAZZOLI	IV0024	Clinica Veterinaria Croce Blu, v le S, Eufemia, 52/e	24/06/00	3072
46035	OSTAGLIA	PICCININI	IV0026	Ambulatorio Veterinario via Montegrappa 21	27/07/00	3094
00052	CERVERETI	Adriano ARPITI	IV0029	CENTRO VETERINARIO = COVEL ITALIA	07/08/00	3097
12050	GUARENE ( CUENO )	Anna Maria NOE	IV0031	MEDICO VETERINARIO Localita Sotteri n °1	07/08/00	3099
22023	CERRO MAGGIORE	Patrizio DONATI	IV0032	Ambulatorio Veterinario Via A da Giussano, 26	07/08/00	3100
41026	PAVULLO	DEBBIA	IV0033	Ambulatorio Veterinario via Serra Di Porto n°22	09/08/00	3102
48100	RAVENNA	Santarine e Urbanich	IV0030	STUDIO VETERINARIO via Beltramy 14	19/08/00	3101
41028	SERRAMAZZONI	Angela RICCI	IV0034	AMBULATORIO VETRINARIO via XXIV-MAGGIO 272	19/08/00	3105
26020	SAN BASSANO	BAZZA	IV0037	Ambulatorio Veterinario Plazza Kennedy 8	31/08/00	3107
15066	GAVI	Eleonora ANFOSSO	IV0035	MEDICO VETERINARIO via Serravalle 3	23/09/00	3116
41100	MODENA	PAGANI	IV0036	Clinica Veterinaria Privata Wiligelmo Via Allegri 213	23/09/00	3173
25038	PALAZZOLO SULI	Sergio MAFFI	IV0038	MEDICO VETERINARIO Piazza V rosa 10	23/09/00	3120
37057	SAN GIOVANNI	FANINI	IV0041	Ambulatorio Veterinario Piazza Umberto 132	23/09/00	3121
19033	MOLICCIARA-CASTELNOV	CARLI E CHIODO	IV0025	Centro Veterinario Pisani G via Borgolo 15	23/10/00	3087
00015	MONTEROTONDO	BELLI—LISI	IV0044	Ambulatorio Vetrinario via S Martino 10	31/10/00	3111
38074	CENIGA DRO	Ettore ZUCCHELI	IV0043	Ambulatorio Veterinario Via Arco 26/a	03/11/00	3157
36100	VICENZA	Roberto De BIASIO	IV0046	AMBULATORIO VETERINARIO via Legione Antonini 141	17/11/00	3112
17100	SANOVA	M.S GUERRERO	IV0040	CLINICA VETERINARIA via Leoncavallo 17	24/11/00	3148
48020	SAN PIETRO IN Campiano	Federico GARNUM	IV0047	via del Sale 108	25/11/00	3041
40012	SAN MARTINO IN PEDRIOLO	Monica ALBERTI	IV0049	MEDICO VETERINARIO Via Fagnona 10	29/11/00	3162
20052	MONZA	VATTA	IV0048	Ambulatorio Veterinario via Borgazzi Gerolama 38	30/11/00	3171
88100	CATANZARO	salvatore ROTELLE	IV0050	Ambulatorio Veterinario via Martiri di gerace,17	18/12/00	3185
43039	SALSOMAGGIORE	VALLA-SIRELLI	IV0051	Studio veterinario Assiociato via A Garibaldi 5	18/12/00	3186
38068	ROVERETO	HOLZHAUSER e Di CRISTINA	IV0052	AMBULATORIO ASSOCIATO via pasubio 53	20/12/00	3166
40026	IMOLA	Balducci e Cornazzani	IV0055	Ambulatorio Associata Valsanterno via Montanara 252/c	23/01/01	3223
70010	LOCORONTODO	IGNISCI Vitantonio	IV0056	Ambulatorio Veterinario via Monfalcone 13	23/01/01	3224
10056	OULX	BERNARD Pierfranco V	lease Covel Studio Medico Veterinario Corso Ortigara 5		23/01/01	3221

Exhibit 2.1(a)(v)-4

SERVICE AGREEMENT REPORT

MAS90 Customer Number:	Customer Names:	Serial Number:	Date of Purchase:	Date Expires:	Purchase Price:

0001557	VCA Westboro Veterinary Hospital	2144	10/30/01	10/30/02	$695.00
0001581	Baycrest Animal Clinic	2114	06/04/02	02/04/03	$0.00
0001265	Bedford Oaks Animal Clinic	2005	02/06/02	02/06/03	$695.00
0001530	Blackwall Mobile Veterinary Service	2112	01/07/02	01/07/03	$695.00
0001090	Delta Veterinary Clinic	2027	02/27/01	02/27/03	$1,200.00
0001230	Town & Country Animal Hospital	2082	02/05/02	02/05/03	$695.00
0001325	Village Animal Clinic	2042	04/01/01	04/01/03	$1,200.00
0001543	Roper Mountain Animal Hospital	2136	01/10/02	01/10/03	$695.00
0001548	All About Pets	2130	02/22/02	02/22/03	$695.00
0001549	Richland Vet Service	2140	02/25/01	02/25/03	$1,200.00
0001601	South Trail Animal Hospital	2177	02/05/02	02/05/03	$695.00
0001611	Ulrich Vet Clinic	2185	04/04/01	04/04/03	$1,200.00
0001614	Oak Park Animal Hospital	2189	01/30/02	01/30/04	$1,200.00
0001621	Pet Vet Animal Hospital	2198	07/31/01	07/31/03	$1,200.00
0001626	Mount Sinai Medical Center	2212	04/01/01	04/01/03	$1,200.00
0001674	CDC-Center for Disease Control Prevention	2238	05/28/02	05/28/03	$695.00
0001664	Montrose Vet Clinic	2243	03/12/02	03/12/03	$695.00

Total Agreements 17			Invoiced Total for Agreements Sold $14,655.00

Schedule 2.2(a)(i)

ASSUMED LEASE LIABILITIES

1.  Master Lease Agreement No. 200021859 between Seller and Copelco Capital.

2.  Oral month-to-month lease agreement between 1721 Black River Boulevard Corporation and Synbiotics Corporation.

Schedule 2.2(a)(ii)

ASSUMED SALES ORDERS

None.

Schedule 2.2(a)(iii)

ASSUMED PURCHASE ORDERS

See Exhibit 2.2(a)(iii) attached hereto.

Exhibit 2.2(a)(iii)

			Quantity			Delivery Date
Order	Line	Item	Ordered	Delivered	Back Ordered		Price	Extended

Supplier : COR53 CORNELL UNIVERSITY/DIAGNOSTIC LAB
200781
	30	CR-005	50	49	1	7/12/2002	8.00	8.00

							Order Total	8.00

							Supplier Total	8.00

Supplier : MED54 MEDICAL ANALYSIS SYSTEMS INC
200784
	10	CR-005	2	0	0	6/25/2002	571.65	1,143.30

							Order Total	1,143.30

							Supplier Total	1,143.30

Supplier : MIC46 MICROGENICS CORPORATION
200799
	10	CR-005	500	0	0	7/23/2002	4.10	2,050.00
	20	CR-005	2,875	0	0	7/23/2002	0.62	1,782.50

							Order Total	3,832.50

200804
	20	CR-005	1	0	0	7/23/2002	50.00	50.00

							Order Total	50.00

							Supplier Total	3,882.50

Supplier : OME01 OMEGA ENGINEERING, INC.
200788
	20	CL-005	1	0	0	6/28/2002	87.50	87.50

							Order Total	87.50

							Supplier Total	87.50

Supplier : WEB71 WEBER MARKING SYSTEMS, INC.
200805
	10	CL-005	6	0	0	8/30/2002	91.96	551.76

							Order Total	551.76

							Supplier Total	551.76

Supplier : WES13 WESTPLEX INDUSTRIES CORP.
200806
	10	CR-001	100,000	0	0	9/6/2002	0.05	5,000.00
	20	CR-001	100,000	0	0	9/6/2002	0.05	5,000.00
	30	CR-001	15,000	0	0	9/6/2002	0.16	2,400.00

							Order Total	12,400.00

							Supplier Total	12,400.00

							Report Total	18,073.06

SCHEDULES WITH RESPECT TO REPRESENTATIONS AND WARRANTIES
OF SYNBIOTICS CORPORATION

This attached schedules (the “Disclosure Schedules”) are being furnished by Synbiotics Corporation, (“Seller”) to Danam Acquisition Corp., (“Buyer”) and Drew Scientific Group PLC, (“Parent”) in connection with the execution and delivery of that certain Asset Purchase Agreement (the “Agreement”) dated as of August 30, 2002 by and among the Buyer, Seller and Parent and contains certain specific information as required by the Agreement and exceptions to the representations and warranties of Seller in the Agreement. Unless the context otherwise requires, all capitalized terms used in this Disclosure Schedule shall have the respective meanings assigned to them in the Agreement. The word “None” when used herein denotes that no exception is taken to the particular representation or warranty.

The bold-faced headings contained in the Disclosure Schedules are included for convenience only, and are not intended to limit the effect of the disclosures contained in the Disclosure Schedules or to expand the scope of the information required to be disclosed in the Disclosure Schedules.

Where terms of an agreement, contract or other document have been described or summarized, such description or summary is not a complete statement of the material terms of the agreement, contract or other document.

Schedule 3.2

NO CONFLICT

6.  Section 14 of the Master Lease Agreement No. 200021859 between Seller and Copelco Capital requires the consent of Copelco Capital to assign such Master Lease Agreement. In lieu of granting its consent to assignment, Copelco Capital has requested that Buyer complete a credit application and become an approved lessee.

7.  The consent of Comerica Bank—California, successor by merger to Imperial Bank, including, the release of security interests and termination or partial release of UCC financing statements in or with respect to the Subject Assets, is required in order to consummate the transactions contemplated by the Agreement

Schedule 3.11

MATERIAL CONTRACTS

1.  Seller leases the premises located at 1721 Black River Blvd., Rome, New York from 1721 Black River Boulevard Corporation pursuant to an oral month-to-month lease.

2.  Equipment lease referenced in item 1 of Schedule 3.2.

3.  Seller has oral distribution relationships with respect to the Business with the distributors listed on Attachment 3.11-3 hereto (incorporated herein by reference to Exhibit 2.1(a)(v)-3 to Schedule 2.1(a)(v) of Exhibit 10.86 of this Quarterly Report on Form 10-Q).

4.  The Microlab License.

Schedule 3.12 (a)

INTELLECTUAL PROPERTY

(i)    Registered Seller Intellectual Property:

Patent/Application No.	Date
U.S. Patent No. 5,128,104 (CUEVETTE FOR AUTOMATED TESTING MACHINE)	Issued: July 7, 1992

CANADA Patent Application No. 2137672 (CUEVETTE FOR AUTOMATED TESTING MACHINE)	Filed June 9, 1992

Trademark/Serial No.	Date

PROCHEM, Reg. No. 2299123	Registered: December 14, 1999

QVET, Reg. No. 1902542	Registered: July 4, 1995

Unregistered Trademarks and Tradenames

PrismaSystems
ProChem Plus
ProChem V
ProCal
ProCheq
HemaCount
Prompt

(ii)    Intellectual Property Contracts

1)  Assignment of Intellectual Property between PrismaSystems Corporation, as assignor and Prisma Acquisition Corp., as assignee, dated as of May 9, 1997 (regarding Patent Nos. 5,128,104, 4,857,735 and 4,451,149). Patent Nos. 4,857,735 and 4,451,149 do not constitute a part of the Subject Assets.

2)  Assignment of Trademark and Trade Names by PrismaSystems Corporation, as assignor to Prisma Acquisition Corp., as assignee (regarding the marks PrismaSystems, ProChem, Prochem Plus, ProChem V, Qvet, ProCal, ProCheq, HemaCount, Prompt and ProCount). The mark ProCount, does not constitute a part of the Subject Assets.

3)  Employees of the Business have signed Seller’s standard form of non-disclosure agreement.

4)  The Microlab License.

The Business’ products contain components that contain certain embedded Intellectual Property of Seller’s vendors and suppliers.

See Schedule 3.13 hereto.

The U.S. PTO requires the payment of certain fees in connection with the recordation of assignments.

See Schedule 3.12(d) hereto.

Schedule 3.12 (c)

1.  See Schedule 3.12(d).

Schedule 3.12 (d)

The following Intellectual Property was, at one time the subject of pending applications filed by PrismaSystems Corp., the predecessor in interest to Prisma Acquisition Corp. which was acquired by Seller in 1998. Seller never utilized or preserved such pending applications. As a result, they have been abandoned.

Patents:

Patent/Application No.	Date
Argentine Patent No. 244.886 Application No. 322.662	Granted: November 30, [year not specified in letter] Filed: June 30, 1992

India Application. No. 364/MAS/92	Filed: June 15, 1992

Israel Application. No. 102,253	Filed: June 18, 1992

Mexico Application No. 922885	Filed: June 15, 1992

European Patent Application No. 92914088.7	June 9, 1992

Brazilian Patent Application No. 9207140-6	June 9, 1992

Pakistan Patent No. 133259 Application No. 0289/92	Accepted March 20, 1994 Filed: June 21, 1992

Taiwan Patent No. NI-60358 Application No. 81105145	Granted: January 11, 1993 Filed: June 30, 1992

Venezuela Application No. 1875/92	Filed: November 30, 1993

Japanese Patent Application International Application No. PCT/US92/0488	Filed: June 9, 1992

Australian Patent Application International Application No. PCT/US92/0488	Filed: June 9, 1992

Chinese Patent Application No. 92105281.2

Trademarks	Date
PRISMASYSTEMS LOGO, Serial No. 74153474	Filed: June 9, 1994

The following trademark was cancelled effective July 13, 2002:

QVET, Reg. No. 1902542

Schedule 3.12 (f)

See Schedule 3.12(d).

Schedule 3.13

TITLE TO PROPERTIES; CONDITION OF PROPERTIES; ABSENCE OF ENCUMBRANCES

3.13(a):

(i):  Seller leases the premises located at 1721 Black River Blvd., Rome, New York from 1721 Black River Boulevard Corporation pursuant to an oral month-to-month lease.

(ii):  See Attachment 3.13(a)(ii) hereto (incorporated herein by reference to Exhibit 2.1(a)(i) to Schedule 2.1(a)(i) of Exhibit 10.86 of this Quarterly Report on Form 10-Q).

(iii):  None.

3.13(b):

None.

Schedule 3.15

BROKERS

None.